SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant |_|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|X|   Preliminary Proxy Statement            |_|   Confidential, for Use of the
|_|   Definitive Proxy Statement                   Commission Only (as permitted
|_|   Definitive Additional Materials              by Rule 14a-6(e)(2))
|_|   Soliciting Material Pursuant to
      Rule 14a-12

                             SMARTSERV ONLINE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):

|_|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1.    Title of each class of securities to which transaction applies:
            ____________________________________________________________________

      2.    Aggregate number of securities to which transaction applies:
            ____________________________________________________________________

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
            ____________________________________________________________________

      4.    Proposed maximum aggregate value of transaction:
            ____________________________________________________________________

      5.    Total fee paid:
            ____________________________________________________________________

      Fee paid previously with preliminary materials: __________________________

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      1.    Amount Previously Paid:
            ____________________________________________________________________

      2.    Form, Schedule or Registration Statement No.:
            ____________________________________________________________________

      3.    Filing Party:
            ____________________________________________________________________

      4.    Date Filed:
            ____________________________________________________________________

                             SMARTSERV ONLINE, INC.
                           2250 Butler Pike, Suite 150
                           Plymouth Meeting, PA 19462

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held November 21, 2005

                                ---------------

To Our Stockholders:

            The 2005 Annual Meeting of Stockholders of SmartServ Online, Inc. (the "Company") will be held at [Place, Address, City, State, Zip], on November 21, 2005, beginning at 10:00 a.m., local time, for the following purposes:

      1.    To elect five directors to the Board of Directors, constituting of
            (i) two Class II directors to serve until the 2006 Annual Meeting of Stockholders, (ii) two Class III directors to serve until the 2007 Annual Meeting of Stockholders, and (iii) one Class I director to serve until the 2008 Annual Meeting of Stockholders, or until their successors have been elected and qualified;

      2. To adopt an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of capital stock;

      3. To adopt an amendment to the Company's Certificate of Incorporation to change the Company's name from "SmartServ Online, Inc." to "Uphonia, Inc.";

      4.    To adopt the SmartServ Online, Inc. 2004 Stock Option Plan;

      5. To approve conditional grants of stock options to certain directors and key employees;

      6. To ratify the selection of Carlin, Charron & Rosen, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005; and

      7. To transact such other business as may properly come before the meeting or any adjournments thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

            A proxy, if properly executed and received in time for the voting, will be voted in the manner directed therein. If no direction is made, such proxy will be voted FOR all proposals therein.

            The Board of Directors has fixed the close of business on October 27, 2005 as the record date for determining stockholders entitled to notice of the meeting and to vote at such meeting or any adjournments thereof, and only stockholders of record at the close of business on October 27, 2005, are entitled to notice of and to vote at such meeting or any adjournments thereof.

            Your attention is directed to the attached Proxy Statement for further information regarding each proposal to be made.

            You are cordially invited to attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and each such proxy must be completed and returned if you wish to vote all of your shares eligible to be voted at the meeting.

                                        By Order of the Board of Directors


                                        ----------------------------------------
                                        Timothy G. Wenhold, Secretary

November ___, 2005

PLEASE COMPLETE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND DESIRE TO VOTE IN PERSON AT THE MEETING, YOUR PROXY WILL BE RETURNED TO YOU UPON WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY REVOKING YOUR PROXY.

                             SMARTSERV ONLINE, INC.
                           2250 Butler Pike, Suite 150
                           Plymouth Meeting, PA 19462

                               PROXY STATEMENT FOR
                       THE ANNUAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                NOVEMBER 21, 2005

            This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of SmartServ Online, Inc., a Delaware corporation (the "Company"), to be voted at the 2005 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at [Place/Address] on November 21, 2005, at 10:00 a.m., local time, and at any adjournment or adjournments thereof.

            All proxies delivered pursuant to this solicitation are revocable at any time before they are exercised, by written notice to the Secretary of the Company or by delivering a later dated proxy. Attendance at the Annual Meeting will not, without delivery of the written notice described in the immediately preceding sentence, constitute revocation of a proxy. The mailing address of the principal executive offices of the Company is 2250 Butler Pike, Suite 150, Plymouth Meeting, PA 19462. The Company's telephone number is (610) 397-0689. This Proxy Statement and the enclosed form of proxy will be mailed to each stockholder on or about November ___, 2005, together with the Annual Report on Form 10-KSB for the year ended December 31, 2004.

            All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. Regarding the election of Directors, in voting by proxy, stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect to any other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If no specific instructions are given with respect to the matters to be acted upon, the shares represented by a signed proxy will be voted FOR the election of all nominees, FOR the proposal to adopt an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of capital stock, FOR the proposal to adopt an amendment to the Company's Certificate of Incorporation to change its corporate name to Uphonia, Inc., FOR the proposal to adopt the SmartServ Online, Inc. 2004 Stock Option Plan, FOR the proposal to approve the conditional grant of stock options to certain key directors and executive officers, and FOR the proposal to ratify the appointment of Carlin, Charron & Rosen, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005. Directors will be elected by a plurality of the votes cast by the holders of the shares of Common Stock and Preferred Stock (voting on an as-converted basis), voting in person or by proxy at the Annual Meeting. Thus, abstentions will have no effect on the vote for election of directors. Approval of the amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of capital stock shall require the affirmative vote of the (i) holders of a majority of the outstanding shares of Common Stock voting as a separate class, (ii) holders of a majority of the outstanding shares of Preferred Stock voting as a separate class, and (iii) holders of a majority of the outstanding shares of Common Stock and Preferred Stock (voting on an as-converted basis). Approval of any other matters to come before the Annual Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock and Preferred Stock (voting on an as-converted basis) of the Company present in person or by proxy at the Annual Meeting. Abstentions are deemed present for quorum purposes and entitled to vote and, therefore, will have the effect of a vote against any matter other than the election of directors. Broker non-votes occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not provided voting instructions and the broker does not have discretionary authority to vote shares on the matter. Broker non-votes are not considered to be shares "entitled to vote" (other than for quorum purposes) and will not be included in vote totals. Accordingly, broker non-votes will have the effect of a negative vote on the proposals to amend the Certificate of Incorporation, and will have no effect on the outcome of any other matters to be voted upon at the Annual Meeting.

            Management is not aware at the date hereof of any matter to be presented at the Annual Meeting other than the election of directors and the other proposals described in the attached Notice of Annual Meeting of Stockholders. If any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

            The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement, will be paid by the Company. The solicitation will be made by use of the mails, through brokers and banking institutions, and by officers and regular employees of the Company. Proxies may be solicited by personal interview, mail, telephone or facsimile transmission.

            Only owners of record of the common stock, $.01 par value per share, of the Company ("Common Stock") and Series A convertible preferred stock, $.01 par value per share, of the Company ("Preferred Stock") at the close of business on October 27, 2005 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Each owner of record on the Record Date is entitled to one vote for each share of Common Stock of the Company so held and ten votes for each share of the Preferred Stock so held. There is no cumulative voting. On the Record Date, there were ___________ shares of Common Stock issued, outstanding and entitled to vote and
___________ shares of Preferred Stock issued, outstanding and entitled to vote (constituting __ votes for the Preferred Stock on an as converted basis).

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

            The Company's Amended and Restated Certificate of Incorporation, as amended, provides that the Board shall consist of between three and fifteen members, as determined from time to time by the Board, divided into three classes as nearly equal in number as possible. The size of the Board has currently been set at five directors. The term of the current Class I directors (John E. Goode and Robert B. Hartnett) expires at the 2005 Annual Meeting, the term of the current Class II director (Paul J. Keeler) expires at the 2006 Annual Meeting and the term of the current Class III directors (Paul L. Melchiorre and Robert M. Pons) expires at the 2007 Annual Meeting. The successors to each class of directors whose terms expire at an Annual Meeting will be elected to hold office for a term expiring at the Annual Meeting of Stockholders held in the third year following the year of their election.

            The terms of the Class II and Class III directors were scheduled to expire at the Annual Meetings of Stockholders to be held in 2003 and 2004, respectively. However, Annual Meetings of Stockholders were not held in 2003 and 2004 and the directors then in office continued to hold the elected office because successors were not elected to replace them. Because none of the current directors have been elected by stockholders, the Board of Directors determined that all current directors should stand for election at this 2005 Annual Meeting of Stockholders and their respective classes will be realigned as described below.

            In October 2004, Paul J. Keeler was appointed as a Class II director to fill a vacancy. Mr. Keeler has been recommended for nomination by the Nominating Committee and nominated by the Board to stand for reelection at the 2005 Annual Meeting of Stockholders, to hold office as a Class I director for a three-year term set to expire at the 2008 Annual Meeting of Stockholders and until his successor is elected and qualified. Robert B. Hartnett was appointed as a Class I director on September 15, 2005 to fill a vacancy created by the September 15, 2005 resignation of former director Timothy G. Wenhold. John E. Goode was appointed as a Class I director in October 2004 to fill a vacancy created by the October 2004 resignation of a former director. Messrs. Hartnett and Goode have been recommended for nomination by the Nominating Committee and nominated by the Board to stand for reelection as Class II directors at the 2005 Annual Meeting of Stockholders, to hold office for a one-year term set to expire at the 2006 Annual Meeting of Stockholders (i.e., the remainder of the three year term that would have commenced at the 2003 Annual Meeting if such a meeting were held) and until their successors are elected and qualified. In August 2003, Robert M. Pons was appointed as a Class III director to fill a vacancy, and in November 2004, Paul L. Melchiorre was appointed a Class III director to fill the vacancy created by the October 2004 resignation of former director Charles L. Wood. Messrs. Pons and Melchiorre have been recommended for nomination by the Nominating Committee and nominated by the Board to stand for reelection as Class III directors at the 2005 Annual Meeting of Stockholders, to hold office for a two-year term set to expire at the 2007 Annual Meeting (i.e., the remainder of the three year term that would have commenced at the 2004 Annual Meeting if such a meeting were held) and until their successors are elected and qualified.

            All nominees have consented to serve for the new terms, if elected.

            Under a Stock Purchase Agreement dated May 15, 2000, TecCapital, Ltd. ("TecCapital") has the right to designate one member of the Company's Board of Directors. However, pursuant to a letter agreement dated January 28, 2005 between TecCapital and the Company, TecCapital agreed to waive, among other things, the right to have a designee on the Board. TecCapital provided this waiver in consideration of the grant to TecCapital of 500,000 shares of the Company's Common Stock and the Company's agreement to use its best efforts to register such shares and all other shares of the Company's Common Stock held by TecCapital in a registration statement filed with the SEC. In the event that a registration statement covering all of TecCapital's shares of Common Stock is not declared effective within 270 days after the date of the letter agreement, TecCapital may (in its sole discretion) return to the Company, within 330 days from the date of the letter agreement, all of the shares of Common Stock, and in such case the waiver granted would become void.

Recommendation of the Board of Directors Concerning the Election of Directors

            The Board of Directors of the Company recommends a vote FOR (1) Paul
J. Keeler as a Class I director to hold office until the 2008 Annual Meeting of Stockholders and until his successor is elected and qualified; (2) Robert M. Pons and Paul L. Melchiorre as Class III directors to hold office until the 2007 Annual Meeting of Stockholders and until their successors are elected and qualified; and (3) John E. Goode and Robert B. Hartnett as Class II directors to hold office until the 2006 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxy a contrary choice.

                        DIRECTORS AND EXECUTIVE OFFICERS

Nominees

            The following table sets forth the names and certain information about each of the nominees for election as a director of the Company:

                                                                                                         Director
                  Name                                                                           Age       Since
                  ----                                                                           ---     --------
Nominee for a three-year term expiring in 2008 (Class I Director):
         Paul J. Keeler..........................................................................60         2004
Nominees for a two-year term expiring in 2007 (Class III Directors):
         Robert M. Pons .........................................................................48         2003
         Paul L. Melchiorre .....................................................................44         2004
Nominees for a one-year term expiring in 2006 (Class II Directors):
         John E. Goode...........................................................................53         2004
         Robert B. Hartnett......................................................................53         2005

            Set forth below is a brief summary of the recent business experience and background of each nominee for director and the Company's executive officers:

Paul J. Keeler has been the Chairman of the Board of Directors of the Company since October 2004. Mr. Keeler is currently a senior managing director of Medley Global Advisors, LLC. Prior thereto, from _________ to _________, 2005, Mr. Keeler was a managing partner at Convergence Consulting Group, LLC. From February 1991 to February 2001, Mr. Keeler was a Principal at Morgan Stanley & Co., and Head of Global Sales and Service for Morgan Stanley Capital International, a joint venture between Morgan Stanley & Company, Inc. and Capital Group Companies. Prior to that, Mr. Keeler served as Vice President of Morgan Stanley Technology Services; President, Chief Executive Officer and Vice Chairman of Tianchi Telecommunications Corp.; President and Chief Operating Officer of Westinghouse Communications Software, Inc.; Vice President of Strategic Accounts and Business Development for Reuters Holdings, PLC; and Director, Northeast Metro Region, of MCI Communications. He also served as President and CEO of Halcyon Securities Corporation and is a former member of the New York and American Stock Exchanges. Mr. Keeler is presently a member of the Board of Directors of DSL.net, Inc., a provider of high-speed data communications, internet access and related services.

Robert M. Pons has been the Chief Executive Officer and President of the Company since January 24, 2004 and a director since August 28, 2003. He served as Interim Chief Executive Officer from August 28, 2003 to January 24, 2004. Mr. Pons had been a consultant to the Company from August 4, 2003 to January 24, 2004. From April 16, 1999 to April 15, 2002, Mr. Pons was founder and President of FreedomPay, a stored value payment processing company enabling cashless payments on wireless devices. From March 1999 through December 1999, Mr. Pons was Chief Operating Officer of Real Time Data, a company in the data transmission (telemetry) business. Prior thereto, from March 1, 1995 to April 15, 1999, Mr. Pons was President and CEO of LifeSafety Solutions, an enhancement to the 9-1-1 public safety emergency system. Mr. Pons also held executive positions with both MCI and Sprint. Mr. Pons is a member of the Board of Directors of Network-1 Security Solutions, Inc., a software licensing company.

Paul L. Melchiorre has been a director of the Company since November 2004. Since 1998, Mr. Melchiorre has been the Vice-President of Operations of Ariba, a spend-management software company. In 1992 Mr. Melchiorre joined SAP America as the manager of the East Coast Region and in 1997 Mr. Melchiorre was appointed as the Vice-President of Sales of SAP America, managing all strategic business units and SAP North America.

John E. Goode has been a director of the Company since October 2004. From 1999 to 2001 Mr. Goode led the Methodology Group of Zefer Corporation, a consulting company focused on Internet technology development, and from 1994 to 1998 Mr. Goode was an independent consultant providing senior consulting experience and methodology assistance to Waite and Company, a strategy consulting firm. For over 30 years Mr. Goode has consulted and provided methodologies for leveraging the power of emerging technologies and business practices to improve business strategy, performance and profitability used by Fortune 500 companies, Internet start-up companies and government agencies.

Robert B. Hartnett has been a director of the Company since September 15, 2005. Mr. Hartnett is a private investor and the former Chairman of the Board and Chief Executive Officer of Blue Ridge Networks. Prior to Blue Ridge Networks, Mr. Hartnett served as president of Business Markets for WorldCom. A 20-year veteran of MCI WorldCom, Mr. Hartnett held numerous senior level positions with the company, including Chief Executive Officer of UUNET and President of Business Sales and Service at MCI Communications. Mr. Hartnett received his BA degree from John Carroll University and an MA in Communications Arts from Loyola Marymount University. Mr.Hartnett also serves on the board of DSL.net.

Other Executive Officers

Timothy G. Wenhold, 43, has been the Executive Vice President, Chief Operating Officer and Secretary of the Company since March 10, 2004 and a director from October 30, 2004 through September 15, 2005. Mr. Wenhold had been a consultant to the Company from August 4, 2003 to March 10, 2004. From May 1, 2002 to August 31, 2003, Mr. Wenhold was founder and President of Factory X, Inc. a manufacturer of licensed high end movie, comic and gaming collectibles. Prior thereto, from January 1, 1985 to May 1, 2002, Mr. Wenhold was founder and President of Sintaks, Inc., a system integration and technology consulting firm. Sintaks was acquired by Canon in 1998.

Len von Vital, 54, has been the Chief Financial Officer of the Company since April 9, 2004. Mr. von Vital was engaged by the Company as a consultant to provide financial services from January 27, 2004 to April 9, 2004. From February 11, 2002 to October 31, 2003, Mr. von Vital was Chief Financial Officer of 4GL School Solutions, Inc., a developer and vendor of special education software and services. From April 2001 to November 2001, Mr. von Vital was Chief Financial Officer of eCal Corporation, a developer and vendor of enterprise Internet calendaring and scheduling software and services and was a consultant in December 2001 and January 2002. From July 2000 to March 2001, Mr. von Vital was Chief Financial Officer of National Dental Corporation, an e-commerce start-up and software company providing procurement savings to the dental industry, and from March 2000 to June 2000, was Chief Financial Officer of Financialweb.com, an e-financial services company. From October 1998 to February 2000, Mr. von Vital was the Chief Financial Officer of ESPS, Inc., a provider of enterprise business-to-business document management and publishing software and services. ESPS had its initial public offering in June 1999. Mr. von Vital also served as interim CEO of ESPS, Inc. from June 1999 until October 1999. Prior thereto, he held the positions of senior vice president of product management and Chief Financial Officer for Astea International, Inc., a developer and vendor of enterprise customer relationship management software and services, that had its initial public offering in July 1995. He also held senior financial positions during a twelve-year career with Decision Data Inc., an international provider of plug-compatible IBM computer peripheral equipment and services, including Vice President of Mergers and Acquisitions, Corporate Controller and Principal Accounting Officer. Mr. von Vital is a certified public accountant.

Meetings of the Board of Directors; Committees

            During the fiscal year ended December 31, 2004, the Board of Directors held 9 meetings. During such period, each director attended at least 75% of the aggregate of (i) the number of meetings of the Board of Directors held during the period he or she served on the Board, and (ii) the number of committee meetings held during the period he or she served on such committee.

            Compensation Committee. The Compensation Committee, currently composed of Paul J. Keeler, John E. Goode and Paul L. Melchiorre, all of whom are non-employee directors, reviews and advises the Company's directors with regard to officer, director and employee compensation and administers the Company's stock-based benefit plans. The Compensation Committee met one time during the last fiscal year.

            Audit Committee. The Audit Committee consists of Paul L. Melchiorre, John E. Goode and Paul J. Keeler, none of whom is an officer or employee of the Company. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Each member meets the independence requirements for audit committee members under the listing standards of the Nasdaq Stock Market, as required by the Company's Audit Committee Charter. The Company's Board of Directors has determined that a member of the Audit Committee, Paul J. Keeler, qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B promulgated by the SEC. He is also "independent" as such term is defined in Item 7(d)(3)(iv)(B) of
Schedule 14A under the Securities Exchange Act of 1934, as amended. The Committee provides assistance to the Company's directors in fulfilling the Board's oversight responsibility as to the Company's accounting, auditing and financial reporting and the quality and integrity of the financial reports of the Company. The specific functions and responsibilities of the Audit Committee are set forth in the written charter of the Audit Committee adopted by the Board of Directors, a copy of which is attached as Appendix A to this proxy statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. A report of the Audit Committee appears under the caption "Audit Committee Report," below. The Audit Committee met 4 times during the last fiscal year.

            Nominating Committee. The Nominating Committee was created in February, 2005 and is currently comprised of John E. Goode, Paul L. Melchiorre and Paul J. Keeler. The members of the Nominating Committee are independent, as independence for nominating committee members is defined under the listing standards of the Nasdaq Stock Market. The Nominating Committee is responsible for considering and making recommendations to the Board of Directors concerning the appropriate size of the Board and nominees to stand for election or fill vacancies on the Board. In particular, the Nominating Committee will identify, recruit, consider and recommend candidates to fill positions on the Board in accordance with its criteria for Board membership (as such criteria is generally described below). In searching for qualified director candidates to nominate for election at an Annual Meeting of Stockholders, the Nominating Committee will initially consider nominating the current directors whose terms are expiring and shall consider their past performance on the Board, along with the criteria for Board membership, in determining whether to nominate them for re-election. In connection with nominations for elections at Annual Meetings or to fill vacancies in the Board, the Nominating Committee may solicit the current members of the Board to identify qualified candidates through their business and other organizational networks and may also retain director search firms as it determines necessary in its own discretion.

            The Nominating Committee will also consider any director candidates proposed in good faith by a stockholder. To do so, a stockholder must send the candidate's name, credentials, contact information and his or her written consent to be considered as a candidate to the Company's Corporate Secretary. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership. The Nominating Committee may from time to time adopt a timeline within which stockholder nominations must be received in order to be considered by the Nominating Committee, and the Nominating Committee will publish this timeline in a press release or filing with the Securities and Exchange Commission.

            The Nominating Committee would then consider the potential pool of director candidates derived from the foregoing process, select the top candidates to fill the number of openings based on their qualifications, the Board's needs (including the need for independent directors) and the criteria for Board membership. The Nominating Committee will then conduct a thorough investigation of the proposed candidates' backgrounds to ensure there is no past history that would disqualify the candidate from serving as a director of the Company. Those candidates that are selected and pass the background investigation will be recommended to the full Board for nomination.

            The criteria for a nominee to the Board includes, among other things:

            o The highest personal and professional ethics, strength of character, integrity and values;

            o Experience as a senior manager, chief operating officer or chief executive officer of a relatively complex organization or, if in a professional or scientific capacity, be accustomed to dealing with complex problems, or otherwise shall have obtained and excelled in a position of leadership;

            o Education, experience, intelligence, independence, fairness, reasoning ability, practical wisdom, and vision to exercise sound, mature judgments on a macro and entrepreneurial basis on matters which relate to the current and long-term objectives of the Company;

            o Competence and willingness to learn the Company's business and confidence to express his/her personal views;

            o The breadth of viewpoint and experience necessary for an understanding of the diverse and sometimes conflicting interests of stockholders and other constituencies, while still recognizing the particular responsibilities of the Board of Directors;

            o The nominee should be of such an age at the time of election to assure a minimum of three years of service as a director;

            o The nominee should be free and willing to attend regularly scheduled meetings of the Board of Directors and its committees over a sustained period and otherwise be able to contribute a reasonable amount of time to the affairs of the Company and its affiliates; Participation on other boards (no more than three other operating companies (i.e., excluding charitable or civic organizations)) is desired in providing breadth of experience to the Board;

            o Personality, tact, sensitivity, and perspective to work well with others;

            o The stature and capability to represent the Company before the public, stockholders, and other various individuals and groups that affect the Company; The nominee should have the capability to "network" with others for the benefit of the Company; and

            o Willingness to appraise objectively the performance of management in the interest of the stockholders and possess an inquiring and independent mind willing to question management's assumptions when inquiry is appropriate.

            While the Nominating Committee does not have a formal charter, the Board adopted guidelines addressing the purpose and responsibilities of the Nominating Committee in connection with it formation, which guidelines include procedures for recruiting, considering and recommending nominees to the Board and criteria for Board membership. Since the Nominating Committee was not created until February 2005, there were no meeting of this Committee during the last fiscal year.

Board Policies Regarding Communications With the Board of Directors and Attendance at Annual Meetings

            The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors, or any individual member(s) of the Board of Directors, can send a written communication to the attention of the Board of Directors (or specific individual director(s), if applicable) at the following address: c/o Corporate Secretary, 2250 Butler Pike, Suite 150, Plymouth Meeting, PA 19462. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

            While the Company does not have a formal written policy regarding Board member attendance at its Annual Meeting, the Company actively encourages its directors to attend the Annual Meeting of Stockholders. The Company did not hold an Annual Meeting of Stockholders in 2004.

                             AUDIT COMMITTEE REPORT

            The Audit Committee of the Board of Directors has:

            o reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2004 with the Company's management;

            o discussed with the Company's independent registered public accountants the matters required to be discussed by Statement on Accounting Standards No. 61, as the same was in effect on the date of the Company's financial statements;

            o received the written disclosures and the letter from the Company's independent registered public accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of the Company's financial statements; and

            o discussed with the Company's independent registered public accountants their independence from the Company and its management.

            Management is responsible for the preparation, presentation and integrity of the Company's financial statements, the financial reporting process, accounting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company's independent registered public accountants are responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee has relied, without independent verification, on the information provided to it and on the representations of management and the independent registered public accountants that the financial statements have been prepared in conformity with generally accepted accounting principles.

            Based on the review and discussions referred to in the items above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2004 be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004.

                                        The Audit Committee

                                        Paul L. Melchiorre, Chairman
                                        John E. Goode
                                        Paul J. Keeler

Directors' Compensation

            Prior to the adoption by the Company of amendments to the compensation paid to non-employee directors, which is discussed below, as of June 4, 2005 each non-employee director was entitled to receive a $1,000 fee for each Board meeting he or she attended. Additionally, each committee member was entitled to receive up to $500 per committee meeting attended. Each director who is not an officer or employee of the Company is reimbursed for his or her out-of-pocket expenses incurred in connection with attendance at meetings or other Company business.

            On February 11, 2005, the Board approved amendments to the compensation paid to the non-employee directors. As of February 11, 2005, the non-employee directors are no longer entitled to receive per meeting fees and will be compensated as described below. The non-employee directors will be paid the following annual rates for service on the Board, which will be paid on a quarterly basis:

            o     Non-employee board member -- $10,000
            o     Non-employee Chairman of the Board -- $60,000
            o     Committee Chairman -- $3,000
            o     Committee Member -- $2,000

The directors will be reimbursed for out-of-pocket expenses incurred in attending meetings. The Board also intends to issue stock options to non-employee directors from time to time as determined by the Board in its discretion.

            The Company also adopted a compensation plan for outside (non-employee) directors effective June 4, 2004. Each outside director will receive, upon election to the Board, an option to purchase 60,000 shares of the Company's Common Stock. The exercise price will be the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the trading day immediately preceding the option grant. The option will vest in increments of 20,000 shares, at the first, second and third anniversaries of the date of grant. The outside directors in office on the effective date of the compensation plan, L. Scott Perry, Charles R. Wood, and Catherine Cassel Talmadge (collectively, the "Former Directors") received such option grant on August 1, 2004. Paul J. Keeler, John E. Goode, Paul L. Melchiorre and Robert B. Hartnett (collectively, the "Current Directors"), the directors presently in office, received such option grant on October 30, 2004, October 30, 2004, November 1, 2004 and September 15, 2005, respectively. The option grants to the Former Directors were initially scheduled to vest in increments of 20,000 shares at December 31, 2004, 2005 and 2006. However, pursuant to letter agreements between the Company and each Former Director, each dated October 30, 2004, each of which was entered into in connection with such Former Director's resignation as a director, 35,000 shares of the option grant to each Former Director automatically vested and the balance of such option grant (25,000 shares) will not be exercisable. The option grants to each of Messrs. Keeler, Goode, Melchiorre and Hartnett will vest in increments of 20,000 shares, at the first, second and third anniversaries of the date of grant.

            On January 10, 2005, the Compensation Committee granted to the current Chairman of the Board of Directors, Paul J. Keeler, a warrant to purchase 250,000 shares of the Common Stock at an exercise price of $2.10 per share, which was the closing stock price of the Common Stock on the date of grant. These warrants, which have a 5 year term and are immediately exercisable, were issued to Mr. Keeler for serving as the Chairman of the Board.

            On July 18, 2005, the Board of Directors granted, subject to shareholder approval, each of Messrs. Keeler, Goode and Melchiorre, the three outside directors on that date, options to purchase 737,654; 259,062 and 259,062 shares, respectively, of Common Stock at an exercise price of $.50 per share, for a total of 1,255,778 shares. On September 15, 2005, the Board of Directors granted, subject to shareholder approval, options to purchase 259,062 shares of Common Stock to Mr. Hartnett at an exercise price of $.50 per share. Each option vests one-third on the date of grant and the remaining two-thirds in equal quarterly amounts during the first and second years after the date of grant.

            The former Chairman of the Board of Directors, L. Scott Perry, was paid $5,000 per quarter in 2004 for serving as Chairman of the Board of Directors. Mr. Perry was paid $15,000 in 2004 pursuant to this arrangement, prior to his resignation in October 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

            Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent stockholders (collectively, "Reporting Persons") are additionally required to furnish the Company with copies of all Section 16(a) forms they file.

            To the Company's knowledge, based solely on review of the copies of such reports furnished to us and written representations of the Reporting Persons that no other reports were required with respect to fiscal year 2004, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with on a timely basis in fiscal year 2004, except that (i) as to John
E. Goode, the Form 3 to report his ownership of securities as of October 30, 2004, the date he was elected as a director, was filed on November 30, 2004, and the Form 4 to report the grant of options on October 30, 2004 covering 60,000 shares of Common Stock was filed on November 30, 2004; (ii) as to Paul J. Keeler, the Form 3 to report his ownership of securities as of October 30, 2004, the date he was elected as a director, was filed on November 30, 2004, and the Form 4 to report the grant of options on October 30, 2004 covering 60,000 shares of Common Stock was filed on November 30, 2004; (iii) as to Paul L. Melchiorre, the Form 4 to report the grant of options on November 1, 2004 covering 60,000 shares of Common Stock was filed on November 5, 2004; (iv) as to L. Scott Perry, a former director, the Form 4 to report the grant of options on August 1, 2004 covering 60,000 shares of Common Stock was filed on April 13, 2005; (v) as to Robert M. Pons, the Form 3 to report his ownership of securities as of August 28, 2003, the date he was elected as an officer and director, was filed on March 16, 2004, the Form 4 to report the grant of options on March 12, 2004 covering 1,300,000 shares of Common Stock was filed on March 16, 2004, and the Form 4 to report the grant of options on December 20, 2004 covering 400,000 shares of Common Stock was filed on January 14, 2005; (vi) as to Catherine Cassel Talmadge, a former director, the Form 4 to report the sale of 100 shares of Common Stock on January 23, 2002 by her daughter under a Uniform Gift to Minor Account for which Ms. Talmadge is the custodian was filed on March 16, 2004, and the Form 4 to report the grant of options on August 1, 2004 covering 60,000 shares of Common Stock was filed on March 30, 2005; (vii) as to Len von Vital, the Form 4 to report the grant of options on April 9, 2004 covering 300,000 shares of Common Stock was filed on April 13, 2004; (viii) as to Timothy G. Wenhold, the Form 4 to report the grant of options on March 12, 2004 covering 700,000 shares of Common Stock was filed on March 16, 2004, and the Form 4 to report the grant of options on December 20, 2004 covering 250,000 shares of Common Stock was filed on January 14, 2005; (ix) as to Charles Wood, a former director, the Form 4 to report the grant of options on August 1, 2004 covering 60,000 shares of Common Stock was filed on March 23, 2005; (x) as to Robert B. Hartnett, the Form 3 to report his ownership of securities as of September 15, 2005, the date he was elected as a director, was filed on ________________, 2005, and the Form 4 to report the grant of options on September 15, 2005 covering 60,000 shares of Common Stock was filed on ________________, 2005; (xi) as to Kevin Kimberlin, a stockholder owning greater than ten percent of the Company's Common Stock, the annual Form 5 required to be filed within 45 days after the end of the Company's fiscal year, was not filed until March 31, 2004;.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

            The following table sets forth, as of September 1, 2005, certain information with respect to the beneficial ownership of the Company's Common Stock and Preferred Stock by (i) each person known by the Company to beneficially own more than 5% of the Company's outstanding shares of Common Stock or Preferred Stock, (ii) each or the Company's directors, (iii) each of the Named Executive Officers and (iv) all of the Company's executive officers and directors as a group.

                                                         Common Stock             Series A Preferred Stock
                                           Amount and Nature     Percent of    Amount and Nature  Percent of
       Name and Address of                   of Beneficial      Outstanding      of Beneficial    Outstanding
      Beneficial Owner (1)                   Ownership (2)       Shares (3)      Ownership (2)     Shares(3)       Total (4)
CAMOFI, LDC                                 3,000,000(15)          32.19%             0                0            17.60%
Caymon Islands
C/O Centrecourt Asset Managemetn
8th Floor
350 Madison Avenue
New York, NY 10017

Kevin Kimberlin                             2,784,871(5)(6)        31.40%        46,065(6)          5.96%           19.56%(5)(6)
c/o Spencer Trask
535 Madison Avenue
New York, New York 10021

TecCapital, Ltd.                            1,353,288              21.41%             0                *             9.63%
Cedar House
41 Cedar Avenue
Hamilton, HM 12, Bermuda

Crestview Capital Masters, LLC                488,600(7)            7.26%        32,667             4.23%            5.64%(7)
Crestview Fund
Crestview Fund II
Crestview Offshore Fund
95 Revere, Suite F
Northbrook, IL 60062

Headwater Holdings                            421,204(8)            6.25%        14,059             1.82%            3.88%(8)
220 Montgomery Street,
Suite 500
San Francisco, CA 94104

Vitel Ventures, Inc.                          427,313(9)            6.33%        20,544             2.66%            4.37%(9)
802 Grand Pavilion, 1st Floor
P.O. Box 30543 SMB
Grand Cayman
Cayman Islands, BWI

Nimesh Patel                                  333,333               5.27%             0                *             2.37%
84-21 37th Avenue
Jackson Heights, NY 11372

                                                         Common Stock             Series A Preferred Stock
                                           Amount and Nature     Percent of    Amount and Nature  Percent of
       Name and Address of                   of Beneficial      Outstanding      of Beneficial    Outstanding
      Beneficial Owner (1)                   Ownership (2)       Shares (3)      Ownership (2)     Shares(3)       Total (4)
Ashok Patel                                   333,333               5.27%             0                *             2.37%
84-21 37th Avenue
Jackson Heights, NY 11372

Kala Patel                                    333,334               5.27%             0                *             2.37%
84-21 37th Avenue
Jackson Heights, NY 11372

Robert M. Pons                              2,584,301(10)          29.04%             0                *            15.54%(10)

Len von Vital                               1,057,192(11)          14.33%             0                *             7.00%(11)

Timothy G. Wenhold                          1,713,836(12)          21.33%             0                *            10.87%(12)

John E. Goode                                 106,345(16)           1.65%             0                *              .75%

Paul J. Keeler                                515,860(13)           7.55%             0                *             3.54%(13)

Paul L. Melchiorre                            106,345(17)           1.65%             0                *              .75%

All executive officers and
directors as a group (6 persons)            6,083,879(14)          49.07%             0                *            30.23%(14)

----------
*     Less than 1%

(1) Addresses are only given for holders of 5% or more of our outstanding common stock who are not currently officers or directors. This table contains information furnished to us by the respective stockholders or contained in filings made with the Securities and Exchange Commission ("SEC"), or, with respect to shares of common stock underlying certain warrants, options and convertible preferred stock, from our records.
(2) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of September 1, 2005. For purposes of beneficial ownership of our common stock, excludes shares of common stock that may be acquired upon the conversion of Series A preferred stock held by such person. Also excludes 1,628,507 shares of common stock in the aggregate subject to issuance in connection with the payment of stock dividends to holders of our preferred stock for the period ended September 1, 2005. Except as otherwise indicated, the named entities or individuals have sole voting and investment power with respect to the shares of common stock and preferred stock beneficially owned.
(3) Represents the number of shares of common stock or preferred stock (as applicable) beneficially owned as of September 1, 2005 by each named person or group, expressed as a percentage of the sum of all of (i) the shares of such class outstanding as of such date, and (ii) the number of shares of such class not outstanding, but beneficially owned by such named person or group as of such date (e.g., shares of common stock underlying vested options or warrants). For purposes of beneficial ownership of our common stock, excludes shares of common stock that may be acquired upon the conversion of Series A preferred stock held by such person. There were 6,319,559 shares of common stock and 772,765 shares of Series A preferred stock outstanding on September 1, 2005.
(4) The percentage in this column is based upon the total number of shares of common stock beneficially owned, calculated by assuming conversion of all of the outstanding Series A preferred shares.
(5) Includes holdings of (i) Spencer Trask Ventures, Inc., a Delaware corporation and wholly-owned subsidiary of Spencer Trask & Co., a Delaware corporation, of which Kevin Kimberlin is the controlling shareholder, (ii) Spencer Trask Investment Partners LLC, a Delaware limited liability company, of which Kevin Kimberlin is the non-member manager, and (iii) Spencer Trask Private Equity Fund I, LP, Spencer Trask Private Equity Fund II LP, Spencer Trask Private Equity Accredited Fund III, LLC, and Spencer Trask Illumination Fund (collectively, the "Funds"), of which Kevin Kimberlin is a 100% owner of the entity that is a 100% owner of the manager of such Funds. Includes 2,496,753 shares of common stock subject to warrants.

(6) Excludes 1,831,755 shares of common stock subject to warrants transferred to employees of Spencer Trask and Spencer Trask & Co.
(7)   Includes holdings of (i) Crestview Fund I, LP, (ii) Crestview Fund II, LP,
      (iii) Crestview Offshore Fund and (iv) Crestview Capital Masters, LLC (collectively, the "Crestview Entities")., Daniel Walsh, Stewart Flink and Bob Hoyt share voting and investment power over the shares held by each of the Crestview Entities. Includes 409,599 shares of common stock subject to warrants.
(8)   Includes 421,204 shares of common stock subject to warrants.
(9)   Includes 427,312 shares of common stock subject to warrants.
(10) Includes of 50,000 shares of common stock subject to warrants and 969,046 shares of common stock subject to options. Also includes 1,560,255 shares of common stock subject to options issued that are subject to stockholder approval.
(11) Includes 93,750 shares of common stock subject to options. Also includes 963,442 shares of common stock subject to options issued that are subject to stockholder approval.
(12) Includes 533,333 shares of common stock subject to options and 8,333 shares of common stock subject to warrants. Also includes 1,172,170 shares of common stock subject to options issued that are subject to stockholder approval.
(13) Includes 250,000 shares of common stock subject to warrants and 20,000 shares of common stock subject to options. Also includes 245,860 shares of common stock subject to options issued that are subject to stockholder approval.
(14) Includes 1,964,461 shares of common stock subject to options and warrants issued to our executive officers and directors. Also includes 4,114,418 shares of common stock subject to options issued to directors and officers that are subject to stockholder approval. Excludes 86,345 shares of common stock subject to options issued to Robert Hartnett on September 15, 2005 that are subject to stockholder approval.
(15)  Includes 3,000,000 shares of common stock subject to warrants.
(16) Includes 20,000 shares of common stock subject to options and 86,345 shares of common stock subject of options issued that are subject to stockholder approval.
(17) Includes 20,000 shares of common stock subject to options and 86,345 shares of common stock subject of options issued that are subject to stockholder approval.

                             EXECUTIVE COMPENSATION

Summary

            The following table sets forth, for each of the last three full fiscal years, information concerning annual and long-term compensation, paid or accrued for services in all capacities during the such fiscal years, for the Company's Chief Executive Officer during 2004 and for the two other executive officers (collectively, the "Named Executive Officers") with base salary and bonuses exceeding $100,000 during 2004:

                           Summary Compensation Table

                                          Annual Compensation                          Long-term Compensation
                           -----------------------------------------------------      -------------------------
                                                                        Other
                                                                       Annual         Restricted     Securities
Name and Principal         Fiscal                                   Compensation        Stock        Underlying      All Other
Position                   Year         Salary          Bonus            (1)          Awards (2)     Options(3)    Compensation
-------------------------------------------------------------------------------------------------------------------------------
Robert Pons (4)            2004      $  236,000      $  105,000      $       --              --       1,700,000      $  100,000
Chief Executive Officer    2003          44,000              --              --              --          50,000          16,000
                           2002              --              --              --              --              --              --

Timothy G. Wenhold (5)     2004         113,333          85,000              --              --         950,000          40,000
Chief Operating Officer    2003              --              --              --              --           8,333          35,000
                           2002              --              --              --              --              --              --

Len von Vital (6)          2004         108,333              --              --              --         300,000          20,875
Chief Financial Officer    2003              --              --              --              --              --              --
                           2002              --              --              --              --              --              --

(1) The aggregate amount of personal benefits not included in the Summary Compensation Table does not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus paid to the Named Executive Officers.
(2) The Named Executive Officers did not receive any restricted stock awards or long-term incentive plan payouts during fiscal 2004, 2003 or 2002.

(3) See description below under the heading "Stock Options" regarding the grants made in 2004. In addition, Mr. Pons was granted warrants to purchase 50,000 shares of Common Stock in 2003 pursuant to his Consulting Agreement with the Company dated August 4, 2003 (see footnote 4 below). Mr. Wenhold was granted warrants to purchase 8,333 shares of Common Stock in 2003 pursuant to his Consulting Agreement with the Company dated August 1, 2003 (see footnote 5 below). This excludes grants during 2005 of options to purchase 4,681,233; 3,516,863 and 2,890,616 shares to Messrs. Pons, Wenhold and von Vital, respectively.
(4) Salary in 2003 reflects amounts paid under Mr. Pons' Consulting Agreement with the Company dated August 4, 2003. Salary in 2004 includes $61,000 paid under his Consulting Agreement. Mr. Pons served as Interim Chief Executive Officer from August 28, 2003 to January 24, 2004. He became the Company's Chief Executive Officer on January 24, 2004. The entry in 2004 under "All Other Compensation" represents $100,000 paid to Mr. Pons by the Company as a transaction fee in connection with the 2004 Private Placement transaction, which fee was paid pursuant to the terms of his Consulting Agreement and his Employment Agreement with the Company dated March 12, 2004.
(5) Mr. Wenhold became the Company's Chief Operating Officer on March 10, 2004. Amounts under "All Other Compensation" represent payments to Mr. Wenhold under his Consulting Agreement with the Company dated August 4, 2003.
(6) Mr. von Vital became the Company's Chief Financial Officer on April 9, 2004. Amounts under "All Other Compensation" represent payments to Mr. von Vital for consulting services provided by him to the Company in 2004.

Stock Options

            The following table sets forth information with respect to stock options granted to the Named Executive Officers in fiscal year 2004:

                        Option Grants in Last Fiscal Year

                                    Number of         % of Total Options Granted
                              Securities Underlying   to Employees in the fiscal      Exercise          Expiration
         Name                   Options Granted(6)               year                  Price              Date
------------------------------------------------------------------------------------------------ --------------------
Robert Pons                        1,300,000(1)                39.4%                   $1.50        March 12, 2014
Robert Pons                          400,000(2)                12.1%                   $2.07        December 20, 2014
Timothy G. Wenhold                   700,000(3)                21.2%                   $1.50        March 12, 2014
Timothy G. Wenhold                   250,000(4)                 7.6%                   $2.07        December 20, 2014
Len von Vital                        300,000(5)                 9.1%                   $3.75        April 9, 2014

(1) This option to purchase 1,300,000 shares of Common Stock was granted pursuant to an Option Agreement with Mr. Pons dated as of March 12, 2004. This option vests as follows: (i) 557,141 shares on the date of grant (March 12, 2004) and (ii) the balance of the 742,859 shares vests in equal amounts as of the last day of each calendar quarter beginning with the quarter ending March 31, 2004 and ending with the quarter ending December 31, 2007.
(2) This option to purchase 400,000 shares of Common Stock was granted pursuant to an Option Agreement with Mr. Pons dated as of December 20, 2004. This option vests on the last day of each month in 36 equal monthly installments beginning on December 31, 2004 and ending on November 30, 2007.
(3) This option to purchase 700,000 shares of Common Stock was granted pursuant to an Option Agreement with Mr. Wenhold dated as of March 12, 2004. This option vests as follows: (i) 300,000 shares on the date of grant (March 12, 2004) and (ii) the balance of the 400,000 shares vests in equal amounts as of the last day of each calendar quarter beginning with the quarter ending March 31, 2004 and ending with the quarter ending December 31, 2007.
(4) This option to purchase 250,000 shares of Common Stock was granted pursuant to an Option Agreement with Mr. Wenhold dated as of December 20, 2004. This option vests on the last day of each month in 36 equal monthly installments beginning on December 31, 2004 and ending on November 30, 2007.

(5) This option to purchase 300,000 shares of Common Stock was granted pursuant to an Option Agreement with Mr. von Vital dated as of April 9, 2004. This option vests on the last day of each calendar quarter in 16 equal quarterly installments beginning on June 30, 2004 and ending on March 31, 2008.
(6) This table excludes conditional grants during 2005 of options to purchase 4,681,233; 3,516,863 and 2,890,616 shares to Messrs. Pons, Wenhold and von Vital, respectively.

            The following table sets forth information as to the number of shares of Common Stock underlying unexercised stock options and the value of unexercised in-the-money stock options at December 31, 2004:

               Aggregated Option Exercises in Last Fiscal Year and
                       Fiscal Year End Option Value (1)(2)

                                                                Number of Securities        Value of Unexercised
                                  Shares                       Underlying Options at      In-The-Money Options at
                               Acquired on        Value           Fiscal Year End       Fiscal Year End Exercisable/
Name                             Exercise        Realized    Exercisable/Unexercisable          Unexercisable
--------------------------------------------------------------------------------------------------------------------
Robert Pons                         --              --            742,856/957,144             $482,856/$394,144
Timothy G. Wenhold                  --              --            400,000/550,000             $260,000/$215,000
Len von Vital                       --              --             56,250/243,750                   $0/$0

(1) Value is based on the closing price of the Company's Common Stock as reported by the OTC Bulletin Board on December 31, 2004 ($2.15) less the exercise price of the option.
(2) No stock options were exercised by the Named Executive Officers during the fiscal year ended December 31, 2004.

Agreements with Named Executive Officers

            The Company entered into an Employment Agreement with Robert Pons, dated March 12, 2004. The agreement provides for a 4 year term with a base annual salary of $210,000 in the first year of the term, subject to increases as determined by the Board of Directors. Mr. Pons shall also be eligible for bonuses in the event the Company meets certain performance goals related to raising additional capital, revenue targets or other goals mutually set by Mr. Pons and the Company. On February 11, 2005, the Compensation Committee approved a 15% increase in Mr. Pons' base annual salary to $241,500 and a cash bonus based on the following: (i) successful integration of KPCCD, Inc., a wholly owned subsidiary of the Company acquired in January 2005 - 15% of base compensation; (ii) successful introduction of Uphonia "brand" and equipment - 15% of base compensation; and (iii) attainment of cash flow break even or better
- 35% of base compensation. The determination of the first two bonus items will be based on specific parameters to be determined by the Compensation Committee and the third item would be based on the actual results for calendar year 2005.

            Mr. Pons also received options to purchase 1,300,000 shares and 400,000 shares of the Company's Common Stock under non-plan option agreements, which options have exercise prices of $1.50 and $2.07 per share, respectively, and a term of 10 years. The option agreement covering 1,300,000 shares provides for 557,141 shares to vest immediately and the remaining 742,859 shares to vest in equal amounts as of the last day of each calendar quarter commencing March 31, 2004. The option agreement covering 400,000 shares provides for the shares to vest in thirty-six equally monthly installments (on the last calendar day of each month) of 11,111 shares per month beginning December 31, 2004. The options will vest immediately upon a Change of Control (as defined in his respective option agreements) or in the event Mr. Pons is terminated Other Than for Cause or he terminates employment for Good Reason (as each is defined under the Employment Agreement). Mr. Pons will also receive 12 months of base salary upon termination Other Than for Cause or if he terminates employment for Good Reason.

            The Company entered into an Employment Agreement with Timothy G. Wenhold, dated March 12, 2004. The agreement provides for a 4 year term with a base annual salary of $170,000 in the first year of the term, subject to increases as determined by the Board of Directors. Mr. Wenhold shall also be eligible for bonuses in the event we meet certain performance goals related to raising additional capital, revenue targets or other goals mutually set by Mr.

Wenhold and the Company. On February 11, 2005 the Compensation Committee approved a 15% increase of base compensation for Mr. Wenhold to $195,500, and a cash bonus based on the following: (i) successful integration of KPCCD, Inc. - 15% of base compensation; (ii) successful introduction of Uphonia "brand" and equipment - 15% of base compensation; and (iii) attainment of cash flow break even or better - 35% of base compensation. The determination of the first two bonus items will be based on specific parameters to be determined by the Compensation Committee and the third item would be based on the actual results for calendar year 2005.

            Mr. Wenhold also received options to purchase 700,000 shares and 250,000 shares of the Company's Common Stock under non-plan option agreements, which options have exercise prices of $1.50 per share and $2.07 per share, respectively, and a term of 10 years. The option agreement covering 700,000 shares provides for 300,000 shares to vest immediately and the remaining 400,000 shares to vest in equal amounts as of the last day of each calendar quarter commencing March 31, 2004. The option agreement covering 250,000 shares provides for the shares to vest in thirty-six equal monthly installments (on the last calendar day of each month) of 6,944 per month beginning December 31, 2004. The options will vest immediately upon a Change of Control (as defined in his option agreement) or in the event Mr. Wenhold is terminated Other Than for Cause or he terminates employment for Good Reason (as each is defined under the Employment Agreement). Mr. Wenhold will also receive 12 months of base salary upon termination Other Than for Cause or if he terminates employment for Good Reason.

            On April 9, 2004, the date Mr. von Vital was hired as the Company's Chief Financial Officer, he was granted options to purchase 300,000 shares of Common Stock, under a non-plan option agreement, which options have an exercise price of $3.75 per share and a term of ten years. This option vests on the last day of each calendar quarter in 16 equal quarterly installments beginning on June 30, 2004 and ending on March 31, 2008.

            On July 18, 2005, the Board of Directors granted, subject to shareholder approval, each of Messrs. Pons, Wenhold, and von Vital, the Names Executive Officers, options to purchase 4,681,233; 3,516,863 and 2,890,616 shares, respectively, of Common Stock at an exercise price of $.50 per share, Each option vests one-third on the date of grant and the remaining two-thirds in equal quarterly amounts during the first and second years after the date of grant.

            On August 31, 2005, the Company entered into agreements with each of Messrs. Pons, Wenhold, and von Vital, the Names Executive Officers, pursuant to which each agreed to allow the Company to re-allocate to its new lender certain authorized, but unissued shares of Common Stock which had previously been reserved for issuance with respect to certain of their previously granted options for 1,300,000; 700,000 and 300,000 shares, respectively. In return, the Company agreed that, at such time as an increase to its authorized shares of Common Stock was approved by the stockholders, the Company would reserve an equivalent number of shares of Common Stock for issuance with respect to such options. The purpose of this re-allocation was to allow the Company to satisfy, in part, its contractual obligations to its new lender.

EQUITY COMPENSATION PLANS

            The table below sets forth certain information as of our fiscal year ended December 31, 2004 regarding the shares of our Common Stock available for grant or granted under compensation plans that (i) were adopted by our stockholders and (ii) were not adopted by our stockholders. The table below excludes the 2004 Stock Option Plan, as discussed in Proposal No. 4 beginning on page ___, and the conditional grant of stock options to certain key executive officers and directors, as discussed in Proposal No. 5 beginning on page ___, both of which have been approved by the Board of Directors, subject to shareholder approval.

                      Equity Compensation Plan Information

                                                                 Weighted-average     Number of securities remaining
                               Number of securities to be       exercise price of      available for future issuance
                                 issued upon exercise of       outstanding options,      under equity compensation
                              outstanding options, warrants    warrants and rights    plans (excluding securities in
                                     and rights (#)                    ($)            the first column of this table)
                              -----------------------------    -------------------    -------------------------------
Equity compensation plans
approved by security
holders                                   8,167                       $8.55                      250,000

Equity compensation plans
not approved by security
holders                                 3,640,875                     $1.94                      200,000
                                        ---------                     -----                      -------

Total                                   3,649,042                     $1.95                      450,000
                                        =========                     =====                      =======

Description of Plans Not Adopted by Stockholders

            The aggregate number of shares of the Company's Common Stock for which options may be granted under the 1999 Stock Option Plan ("1999 Plan") is 66,667. Such options may be issued to key employees, officers, directors and consultants. The 1999 Plan is administered by the Board of Directors. The Board of Directors may grant only non-qualified stock options (options which do not comply with section 422 of the Internal Revenue Code of 1986, as amended) under the 1999 Plan. The 1999 Plan permits the administrators of the plan, in their sole discretion, to allow the cashless exercise of options. As of December 31, 2004, there were options to purchase 17,000 shares of Common Stock issued and outstanding and -0- available for grant pursuant to the 1999 Plan.

            On December 28, 1999, the Board of Directors granted Stephen Lawlor, then a director, an option to purchase 3,333 shares of Common Stock at an exercise price of $102.042 per share. Such option vested immediately and expired on December 27, 2004.

            The aggregate number of shares of the Company's Common Stock for which options may be granted under the 2000 Stock Option Plan ("2000 Plan") is 225,000. Such options may be issued to key employees, officers who are key employees, directors and consultants. The 2000 Plan is administered by the Board of Directors. The Board of Directors may grant only non-qualified stock options (options which do not comply with section 422 of the Internal Revenue Code of 1986, as amended) under the 2000 Plan. The 2000 Plan permits the administrators of the plan, in their sole discretion, to allow the cashless exercise of options. As of December 31, 2004, there were options to purchase 113,717 shares of Common Stock issued and outstanding and -0- shares of common stock available for grant pursuant to the 2000 Plan.

            The Company adopted a compensation plan (the "Non-Employee Director Plan") for outside (non-employee) directors effective June 4, 2004. Each outside director will receive an option for 60,000 shares. The option will vest in increments of 20,000 shares at the first, second and third anniversaries of the date of grant. The options expire ten years from the date of grant. In August 2004, the Company granted options to purchase 60,000 shares of Common Stock to all three of its then non-employee directors pursuant to the Non-Employee Director Plan, which options have an exercise price of $1.75 per share. In November 2004 each of these non-employee directors resigned and 35,000 shares vested for each director. During the quarter ended December 31, 2004, the Company granted options to purchase 60,000 shares of Common Stock to all three non-employee directors pursuant to the Non-Employee Director Plan which options have an exercise price of $1.67 per share and a term of 10 years. The options vest annually over three years commencing October 30, 2005. The options will vest immediately upon a Change of Control (as defined in their option agreements).

            In connection with entering into an Employment Agreement on March 12, 2004, the Company granted to Robert Pons, the President and Chief Executive Officer, an option to purchase 1,300,000 shares of Common Stock, which option has an exercise price of $1.50 per share and a term of 10 years. The option provides for 557,141 shares to vest immediately and the remaining 742,859 shares to vest in equal amounts as of the last day of each calendar quarter commencing March 31, 2004. The option will vest immediately upon a Change of Control (as defined in his option agreement) or in the event Mr. Pons is terminated Other Than for Cause or he terminates employment for Good Reason (as each is defined under the Employment Agreement).

            In connection with entering into an Employment Agreement on March 12, 2004, the Company granted to Timothy Wenhold, the Company's Executive Vice President and Chief Operating Officer, an option to purchase 700,000 shares of Common Stock, which option has an exercise price of $1.50 per share and a term of 10 years. The option provides for 300,000 shares to vest immediately and the remaining 400,000 shares to vest in equal amounts as of the last day of each calendar quarter commencing March 31, 2004. The option will vest immediately upon a Change of Control (as defined in his option agreement) or in the event Mr. Wenhold is terminated Other Than for Cause or he terminates employment for Good Reason (as each is defined under the Employment Agreement)

            In April 2004, the Company granted to Len von Vital, its Chief Financial Officer, an option to purchase 300,000 shares of Common Stock, which options have an exercise price of $3.75 per share, and a term of 10 years. The options vest in equal amounts over four years as of the last day of each calendar quarter commencing September 30, 2004. The options will vest immediately upon a Change of Control (as defined in Mr. von Vital's option agreements).

            In April 2004, the Company granted to Matthew Stecker and Daniel Wainfan, its then Chief Technology Officer and Vice President of Marketing, respectively, an option for each to purchase 150,000 and 100,000 shares of Common Stock, respectively, which options have exercise prices of $1.50 and $3.25 per share, respectively, and a term of 10 years. The options vest in equal amounts over four years as of the last day of each calendar quarter commencing September 30, 2004. The employment of each of Messrs. Stecker and Wainfan with the Company was terminated on April 15, 2005. Pursuant to the terms of the option agreements, the options will automatically terminate on April 15, 2006, the date which is one year from the employment termination date of each of Messrs. Stecker and Wainfan.

            In December 2004, the Company granted to Messrs. Pons and Wenhold options to purchase 400,000 and 250,000 shares of Common Stock, respectively, which options have an exercise price of $2.07 per share and a term of 10 years. The options vest monthly over three years commencing December 31, 2004. The options will vest immediately upon a Change of Control (as defined in their option agreements).

            In December 2004, the Company granted to Dan Wainfan, the Company's then Vice President of Marketing, an option to purchase 100,000 shares of Common Stock, which option has an exercise price of $1.56 per share and a term of 10 years. The option vests quarterly over three years commencing March 31, 2005. Pursuant to the terms of the option agreement, the options will automatically terminate on April 15, 2006, the date which is one year from the employment termination date of Mr. Wainfan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            On August 31, 2005, the Company executed agreements to obtain financing from CAMOFI Master, LDC, a Cayman Islands limited duration company (the "Lender"), consisting of a Senior Secured Convertible Note in the principal amount of $500,000 (the "Senior Note") and a Revolving Convertible Note in the principal amount of $1,900,000 (the "Revolving Note") which availability is based upon the Company's eligible accounts receivable. Based on such availability, the Revolving Note may be increased to $2,500,000. The term of the financing is for 30 months from the closing date.

            Interest is payable monthly in arrears at WSJ Prime plus 4%, in cash or, at the Company's option, subject to the conditions thereto (including those as to trading volume) being met, in registered Common Stock valued at 85% of the volume weighted average trading price for the Common Stock for the 10 days prior to the payment date.

            The Senior Note and the Revolving Note may be converted into Common Stock at a fixed conversion price that is $0.50 per share. The conversion price is subject to full ratchet anti-dilution protection.

            The Company will reduce the principal amount of the Senior Note by 1/24th per month starting six months after closing, payable in cash or, subject to conditions thereto (including those as to trading volume) being met, in registered Common Stock. If such amortization is in cash, the payments will be at 102% of the monthly principal amortization amount. The Company may pay the principal amortization with Common Stock valued at 85% of the volume weighted average trading price for the Common Stock for the 10 days prior to the payment date if, among other things, our trading volume is in excess of a stated amount.

            The Senior Note and Revolving Note are senior in right of payment to any and all of the Company's indebtedness and are secured by a first lien on all of the Company's assets. The loan is guaranteed by the Company's subsidiary, KPCCD, Inc.

            The Company has the right to prepay in cash all or a portion of the Senior Note and Revolving Note at 115% of the principal amount plus accrued interest to the date of repayment.

            The Company is required to prepay in cash, half of the outstanding Senior Note and Revolving Note at 115% of the principal amount plus accrued interest to the date of repayment on the closing of a qualified offering as defined in the agreement or, in the event that no qualified offering occurs during the term, at maturity.

            The Company issued the Lender five year warrants to purchase an aggregate of 3,000,000 shares of Common Stock at an exercise price of $.50 per share. Such warrants are exercisable on a cashless basis and are subject to full ratchet anti-dilution protection.

            The Company is required to file with the SEC a registration statement covering the shares of Common Stock underlying the Senior Note, Revolving Note and the warrants within 30 days and have it declared effective within 90 days of the closing date. If the registration statement is not filed within 30 days or declared effective within 90 days of the closing date, the Company will pay liquidated damages to the lender. The damages will be paid in cash in an amount equal to 1 1/2% of the Senior Note for the first 30 days (or part thereof) after the 30th or 90th day, and an additional 1 1/2% for any subsequent 30-day period (or part thereof) thereafter.

            The Company used approximately $1,010,000 (including fees) to post a letter of credit in favor of Sprint as required by the Company's contract with Sprint. The balance of the funds would be used for working capital.

            The lender has the right to invest up to 50% of any additional equity financing contemplated by the Company or any of its subsidiaries during the term of the loan on terms no less favorable than those proposed by third party investors in such contemplated equity financing.

            On January 28, 2005, the Company entered into an agreement with TecCaptial, Ltd. ("TEC") pursuant to which TEC agreed to waive and release certain rights TEC has under a certain stock purchase agreement dated May 12, 2000 TEC provided these waivers and releases in consideration for the grant to TEC of 500,000 shares of the Company's Common Stock. The Company believes that TEC is the beneficial owner of more than ten percent of the Company's Common Stock. In the event that a registration statement covering all of TEC's shares of Common Stock is not declared effective within 270 days after the date of the agreement, TEC may (in its sole discretion ) return all of the shares to the Company within 330 days from the date of the agreement, and in such case the waivers and releases granted in the agreement would become void and TEC could pursue any claims against the Company as if such waivers and releases had never been granted.

            On January 7, 2005, the Company acquired all of the issued and outstanding capital stock of KPCCD, Inc. ("KPCCD") pursuant to a Stock Purchase Agreement by and among Nimesh Patel, Ashok Patel and Kala Patel (collectively, the "Sellers") and the Company, dated December 19, 2004 ("KPCCD Agreement"). Following the closing of this acquisition, KPCCD became a wholly-owned subsidiary of the Company. Pursuant to the terms of the Agreement, the Company issued an aggregate of 1,000,000 shares of its Common Stock to the Sellers as consideration for acquiring KPCCD. As a result, each of the Sellers owns more than 5% of the Company's issued and outstanding Common Stock, as described above in Security Ownership of Certain Beneficial Owners and Management.

            In connection with the closing of the transactions contemplated by the KPCCD Agreement, on January 7, 2005 KPCCD, the Sellers and Prima Communications, Inc. ("Prima"), a company controlled by the Sellers, entered into a Master Vendor Agreement ("Vendor Agreement"). Under the Vendor Agreement, Prima will sell to KPCCD at cost all of KPCCD's requirements of international prepaid calling cards for up to one year after January 7, 2005. Upon termination, amounts outstanding at the time of the termination shall be paid to Prima and, under certain circumstances, KPCCD will be required to purchase from Prima all inventory that Prima is holding and has ordered for future sale. According to information provided to the Company by Prima management, inventory held and ordered by Prima for future purchase by KPCCD consisted of international prepaid calling cards amounting to approximately $1.2 million at June 30, 2005. Such inventory, in its entirety, has been purchased by KPCCD and sold to KPCCD's customers through the date of this filing and the balance at June 30, 2005 is representative of the approximate amount that may be held by Prima for future purchase.

            Additionally, per the terms of the KPCCD Agreement, immediately prior to the closing KPCCD distributed to Prima all of KPCCD's cash, accounts receivable, inventory (including prepaid calling cards) and accounts payable. The KPCCD Agreement also provides the Sellers with certain registration rights with regard to the Company's Common Stock they received in the transaction. In particular, the Sellers received "piggyback" registration rights for a period of two years after the closing, which requires the Company to use best efforts to include the Sellers' shares in any registration statement under the Securities Act of 1933 that the Company otherwise files with the Securities and Exchange Commission to register its Common Stock, except for certain registration statements relating to an equity line of credit, employee benefit plans or certain business combinations.

            In connection with the transactions contemplated by the KPCCD Agreement, the Company entered into employment agreements with each of Nimesh Patel to be employed as President of KPCCD and Kala Patel to be employed as Vice President of KPCCD, each dated January 7, 2005 (collectively, the "KPCCD Employment Agreements"). Nimesh Patel and Kala Patel are each entitled to annual compensation in the amount of $180,000 during the period in which the Vendor Agreement is in effect, under the terms of their respective Employment Agreements. Upon termination of the Vendor Agreement, the annual compensation under each KPCCD Employment Agreement will be reduced to $120,000. Additionally, under each of their respective Employment Agreements, Nimesh Patel and Kala Patel are each entitled to a bonus equal to 17.5% of KPCCD's net operating cash flow in excess of $50,000. The KPCCD Employment Agreements cannot be terminated during the period in which the Vendor Agreement is in effect either by the Company with or without cause or by Nimesh Patel or Kala Patel, voluntarily.

            The Company entered into a consulting arrangement with Spencer Trask in May 2003 providing that Spencer Trask would render corporate financial consulting, financial advisory, and investment banking services to the Company ("Trask Consulting Agreement"). Under the Trask Consulting Agreement, the Company agreed to pay consulting fees of $7,500 per month commencing July 1, 2003 thru May 31, 2004 and issued Spencer Trask 83,333 shares of Common Stock.

            As part of the consulting arrangement, Spencer Trask acted as a finder and assisted the Company with sales of Units consisting of convertible debentures and warrants from May 2003 through November 2003 in the aggregate amount of $2,685,000. The Company paid Spencer Trask a finders fee consisting of $349,050 in cash (including finders fees and non-accountable expenses), 152,223 shares of Common Stock and a warrant to purchase 749,146 shares of Common Stock at exercise prices ranging from $1.50 to $1.90 per share. The Company also reimbursed Spencer Trask for $20,000 of legal expenses and $5,000 of out-of-pocket expenses.

            Under the terms of the Trask Consulting Agreement, the Company is obligated to pay Spencer Trask a fee as a result of the closing of the Company's acquisition of nReach, based on 5% of the first two-million dollars of the aggregate consideration of such acquisition, 4% of the next two million dollars or portion thereof, 3% of the third $2,000,000 or portion thereof, and 2.5% of the balance of the consideration. For purposes of determining the aggregate consideration, the total value of liabilities assumed are included, and fees on any contingent payment shall be paid to Spencer Trask when such contingent payment is made. Spencer Trask has agreed to accept shares of the Company's Common Stock in lieu of cash with respect to such fees.

            Under the terms of the Trask Consulting Agreement, in the event that within 18 months after May 31, 2004 (under certain conditions), the Company sells, outside the ordinary course of business, the Company or any of its assets, securities or business by means of a merger, consolidation, joint venture or exchange offer, or any transaction resulting in any change in control of the Company or its assets or business, or the Company purchases, outside the ordinary course of business, another company or any of its assets, securities or business by means of a merger, consolidation, joint venture or exchange offer, or the Company receives an investment in the Company (other than an investment pursuant to an agented offering, which will be subject to compensation pursuant to a separate arrangement with Spencer Trask), the Company will owe Spencer Trask a cash fee and in some instances, warrants.

            Spencer Trask served as the placement agent for the Company's $10 million private offering of investment Units consisting of shares of the Company's Series A preferred stock and warrants to purchase Common Stock, which transaction closed in February 2004 (the "2004 Private Placement"). In accordance with the terms of the Placement Agency Agreement, dated January 29, 2004, Spencer Trask received compensation consisting of (i) a cash fee of $1,002,500, or 10% of the aggregate purchase price of all of the Units acquired for cash, (ii) a non-accountable expense allowance of $300,750, or 3% of the aggregate proceeds of all Units sold for cash in the transaction, and (iii) warrants to purchase a number of shares of Common Stock equal to 20% of the shares of Common Stock underlying the securities in the Units sold for cash, constituting in the aggregate warrants to purchase 1,336,666 shares of Common Stock at $1.50 per share and warrants to purchase 1,336,666 shares of Common Stock at $2.82 per share.

            The Company entered into a consulting agreement with Robert Pons, dated August 4, 2003 ("Pons Consulting Agreement"), whereby Mr. Pons rendered consulting services to the Company related to its business activities, strategic planning, and market research and strategic due diligence on proposed business opportunities. The agreement had an initial term of four months and was continued until Mr. Pons became the Company's Chief Executive Officer on January 24, 2004. As compensation for such services, the Company agreed to pay him a cash fee of $15,000 per month ($4,000 of which was deferred until the Company closed a financing on no less than $2.5 million), issued to him a warrant to purchase 41,667 shares of Common Stock, which was changed to 50,000 shares of Common Stock, and agreed to pay him a transaction fee equal to 1% of (i) any cash or securities received by the Company from any equity transaction during the term of the agreement and (ii) sales revenue received and recognized by the Company resulting from his assistance. The warrant expires in August 2008, is convertible at the price of $2.04 per share, and became exercisable in December 2003. The Pons Consulting Agreement was entered into prior to Mr. Pons becoming our Interim Chief Executive Officer on August 28, 2003. Pursuant to the terms of the Pons Consulting Agreement and his employment agreement with the Company, Mr. Pons received $100,000 from the Company in 2004 as a transaction fee in connection with the 2004 Private Placement transaction. See "Agreements with Named Executive Officers" above for a description of Mr. Pons' employment agreement.

            In connection with the resignations of three directors from our Board of Directors, the Company entered into Letter Agreements with each of Catherine Cassel Talmadge ("Talmadge"), Charles R. Wood ("Wood") and L. Scott Perry ("Perry", and with Talmadge and Wood, individually, a "Former Director" and collectively, the "Former Directors"), each dated October 30, 2004. The Letter Agreement with each Former Director provides that 35,000 shares of that certain Option dated August 1, 2004 issued to such Former Director pursuant to the Non-Employee Director Option Plan will automatically vest and the Company will indemnify such Former Director with respect to his or her service as a director substantially in accordance with the Company's By-Laws. The Company also agreed that it will purchase and maintain insurance on behalf of such Former Director in his or her capacity as a director of the Company, to the fullest extent provided under the Delaware General Corporation Law.

            Additionally, each Former Director agreed to waive any and all meeting fees and other directors compensation which would otherwise be due with respect to his or her position as a director or participation at Board meetings and Committee meetings, and to release the Company and its subsidiaries, directors, officers and employees from all claims such Former Director may have against such persons except for the indemnification rights described above. The Company agreed to release each Former Director from any claims the Company may have to the fullest extent permitted under Delaware law, except for liability
(i) for breach of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such Former Director derived an improper personal benefit.

            In December 2000, the Company's Board of Directors authorized the issuance of a line of credit to Sebastian Cassetta, our former Chief Executive Officer, for an amount not to exceed $500,000. Such amount bore interest at the prime rate and matured on March 20, 2004. Pursuant to the terms of the note, interest for the period January 2, 2001 to June 30, 2002 had been accrued and was payable at maturity. Commencing July 1, 2002 until maturity, interest was payable same-annually in arrears on January 1st and July 1st. In October 2003 the Company agreed to forgive this loan over a three year period pursuant to the Separation Agreement the Company entered into with Mr. Cassetta effective as of October 21, 2003 (the "Cassetta Separation Agreement").

            The Cassetta Separation Agreement terminated Mr. Cassetta's rights under his employment agreement, including without limitation, any rights to compensation and severance, in exchange for the consideration set forth therein, including the following: (i) a cash payment for unpaid base salary and accrued vacation of $18,990.30, payable on or before October 31, 2003, (ii) forgiveness of the loans described in the preceding paragraph, and (iii) extension of the Put Right contained in Mr. Cassetta's Restricted Stock Agreement dated December 28, 1998, allowing Mr. Cassetta 1 year (i.e., until September 2004) instead of 60 days to either repay a promissory note (the "Cassetta Note") in the original principal amount of $457,496.86 plus accrued interest, or return 94,707 restricted shares of our Common Stock in full satisfaction of the Cassetta Note and accrued interest thereon. During the quarter ended September 30, 2004, all 94,706 shares of stock, which were pledged as collateral for the Cassetta Note, were assigned and transferred to the Company and the outstanding debt and accrued interest of $569,670 in the aggregate was cancelled.

            In January 2000, the Company issued Mr. Mario Rossi, our former Executive Vice President and Chief Technology Officer and a Director, 34,347 shares of restricted Common Stock in exchange for Mr. Rossi's note in the amount of $152,500 (the "Rossi Note"). The Rossi Note was secured by the Common Stock issued to Mr. Rossi. In connection with his retirement, we entered into a Separation Agreement with Mr. Rossi effective as of October 21, 2003 (the "Rossi Separation Agreement"). The Rossi Separation Agreement terminated Mr. Rossi's rights under his employment agreement, including without limitation, any rights to compensation and severance, in exchange for the consideration set forth therein, including the following: (i) a cash payment for unpaid base salary and vacation of $16,667.00 payable in two equal installments on October 31, 2003 and November 20, 2003, (ii) a cash payment for unpaid contractual base salary of $112,500.00, of which $81,370.69 was offset against Mr. Rossi's obligation to us of $47,004.00 in accrued interest on the Rossi Note, and the remaining $31,129.31 was paid in two equal installments on April 21, 2004 and October 21, 2004, (iii) a warrant to purchase 41,667 shares of Common Stock at no less than $2.40 per share, and (iv) pursuant to Mr. Rossi's rights under a Restricted Stock Agreement, cancellation of the principal amount of the Rossi Note upon delivery by Mr. Rossi to the Company of the 34,347 shares of restricted stock securing the Rossi Note. In January 2004, Mr. Rossi assigned and transferred all 34,347 restricted shares of Common Stock to the Company in full satisfaction of the outstanding non-recourse debt of $68,000.

            Pursuant to the terms of the 2004 Private Placement, the Company was required to file a Registration Statement with the SEC and have it declared effective no later than 120 days after April 30, 2004, or by August 29, 2004. The Registration Statement was filed on May 13, 2004 but it has not yet been declared effective by the SEC and as a result, the Company incurred liquidated damages in the form of a monthly cash requirement equal to 2% of the aggregate purchase price of the offering, or approximately $266,000 per month. Liquidated damages are due monthly until the event of default is cured. The Company proposed a settlement to limit the liquidated damages. In December 2004, in full settlement of the default, the Company established a pool of 1,000,000 warrants with an exercise price of $2.50 per share and a two year term. The pool of warrants was allocated among each participant based on the investor's proportionate participation in the 2004 Private Placement. As of March 1, 2005, 69% of the representative warrant ownership of the 1,000,000 warrants responded to the proposal and of that amount, 4% declined the proposal. The remaining 31% have not responded to the offer.

             PROPOSAL NO. 2 - APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF
                       AUTHORIZED SHARES OF CAPITAL STOCK

            On September 26, 2005, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation, as amended ("Certificate of Incorporation"), to increase the authorized number of shares of capital stock from 41,000,000 to 211,000,000. If approved by the stockholders, the Company will file a Certificate of Amendment with the Secretary of State of the State of Delaware amending the first paragraph of Article Four of the Certificate of Incorporation for the Company to read in its entirety as follows:

                                  ARTICLE FOUR

            The aggregate number of shares which the Corporation shall have the authority to issue is 211,000,000 shares, divided into two classes: (i) 200,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"); and (ii) 11,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

            The Company's Certificate of Incorporation currently authorizes the issuance of 40,000,000 shares of Common Stock, par value $.01 per share and 1,000,000 shares of Preferred Stock, par value $.01 per share. As of October __, 2005, a total of ___________ shares of Common Stock were issued and outstanding and ________ were unissued and not reserved, and ________ shares of Preferred Stock were issued and outstanding and ________ shares were unissued and not reserved. ___________ shares of Common Stock are reserved for issuance upon the exercise of options, ___________ shares of Common Stock are reserved for issuance upon the conversion of Series A Preferred Stock and __________ shares of Common Stock are reserved for issuance upon the exercise of warrants. A general description of the Company's capital stock is include below and summarizes all material rights of holders of such stock but does not purport to be complete.

            The primary purpose of this amendment is to allow the Company to meet its contractual obligations to reserve shares of Common Stock for issuance upon conversion of certain debt and the exercise of certain warrants and options, and to have sufficient shares available for consummating a possible new future investment in the Company. The additional authorized shares also would be available for issuance at such times and for such corporate purposes as the Board of Directors may approve.

            The Company entered into loan documents with CAMOFI Master LDC on August 31, 2005 which provided for, among other things, conversion of the maximum amount of the Company's borrowing (which could be up to $3,000,000) into shares of Common Stock at the rate of $.50 per share and the issuance of a warrant to purchase 3,000,000 shares of Common Stock at an exercise price of $.50 per share. At the time of entering into the loan, the Company was required to reserve for issuance an aggregate of 9,000,000 shares of Common Stock upon such conversion and exercise; however, the Company was able to reserve only approximately 6,000,000 shares of Common Stock (after taking into account the accommodations of Messrs. Pons, Wenhold and von Vital described below). The balance of the Company's authorized Common Stock was either issued or reserved for issuance.

            On August 31, 2005, Messrs Pons, Wenhold and von Vital each agreed that the Company could re-allocate to CAMOFI an aggregate of 2,300,000 shares of Common Stock which had been reserved for issuance with respect to options granted to them. The purpose of the re-allocation was to allow the Company to satisfy, in part, its contractual obligations to its new lender. In return, the Company, the Company agreed, that at such time as an increase to its authorized shares of Common Stock was approved by the stockholders, the Company would reserve 2,300,000 shares of Common Stock for issuance with respect to such options.

            The Company also intends to raise additional financing, through some combination of borrowings or the sale of equity or debt during 2005. The Company is pursuing financing alternatives to fund the Company's cash deficiency. As of the end of September, 2005, the Company believes that its cash resources are sufficient to fund operating losses and working capital requirements for approximately the next four to five months. The Company has no commitment for financing, but anticipates that any lender or investor in the Company is likely to require the Company to either issue or set aside shares for conversion of debt or preferred stock and/or for exercise of warrants which could be issued as part of such financing.

            Without this amendment, the Company will not have a sufficient number of authorized but unissued shares of Common Stock to fulfill its obligations to its new lender and Messrs. Pons, Wenhold and von Vital, as well as not having the necessary shares available for any new lender or investor. The Company does not have any other present plans, agreements or understandings regarding the issuance of the proposed additional authorized shares of Common Stock. The Board of Directors recommends the adoption of this amendment in order to provide the Company greater flexibility in connection with raising additional capital through the issuance of Common Stock and/or Preferred Stock. The amendment to the Certificate of Incorporation will enable the Company to have an adequate number of authorized and unissued shares of Common Stock and/or Preferred Stock for use in the immediate future.

            In addition to achieving greater flexibility in corporate planning, having such additional authorized shares will give the Company the ability to issue shares without the expense and delay of a special stockholders' meeting. A delay may deprive the Company of the flexibility that the Board of Directors views as important in facilitating the effective use of shares of Common Stock and Preferred Stock and to quickly close any possible new borrowings or investment. The increase in the authorized number of shares of Common Stock and Preferred Stock could have an anti-takeover effect. It is possible that the additional shares could be used to discourage an attempt to acquire or to takeover the Company through the dilution of the stock ownership of a potential acquirer.

            Except as required or limited by the Certificate of Incorporation, applicable law or stock market listing standards (if any), if this amendment is adopted by stockholders, the Board of Directors will have authority to issue the additional shares without further action on the part of the stockholders. Moreover, subject to limitations set forth in the Certificate of Incorporation of the Company, the Board of Directors will have authority to determine the terms of any Preferred Stock to be issued, including among other terms, dividend rates, conversion prices, voting rights, preemptive rights, redemption prices and maturity dates. Any issuance of these shares, other than on a pro-rata basis to all stockholders, would reduce each stockholder's percentage interest in the Company. The Certificate of Incorporation provides that the Company is prohibited, without the prior written consent of the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock, from creating or issuing any additional shares of preferred stock or securities of the Company which rank senior to or equal with the Series A Preferred Stock with respect to payment of dividends or liquidation or other distribution of assets (other than debt securities issued in connection with certain enumerated borrowings or credit arrangements where the principal consideration for such transaction is not the issuance of such securities).

            The Certificate of Incorporation and Bylaws of the Company contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of the Company unless such takeover or change in control is approved by our Board of Directors.

Common Stock

            The holders of the Company's common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The Certificate of Incorporation and By-Laws of the Company do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election, subject to the voting rights of our preferred stockholders. Holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available for such distributions, subject to any preferential dividend rights of holders of our Preferred Stock. In the event of our liquidation, dissolution or winding up, holders of Common Stock are entitled to share ratably in the assets remaining after payment of liabilities, subject to the prior rights of any holder of shares of our Preferred Stock. Holders of Common Stock have no preemptive, conversion or redemption rights. All of the outstanding shares of Common Stock are fully-paid and nonassessable. Preferred Stock

            The Company's Board of Directors may, without stockholder approval, establish and issue shares of one or more series of Preferred Stock having the designations, number of shares, dividend rates and preferences, liquidation preferences, redemption provisions, sinking fund provisions, conversion or exchange rights, voting rights and other rights, preferences and limitations that the Board may determine. The Board may authorize the issuance of Preferred Stock with voting, conversion and economic rights senior to the Common Stock so that the issuance of Preferred Stock could adversely affect the market value of the Common Stock. The creation of one or more series of Preferred Stock may adversely affect the voting power or other rights of the holders of Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things and under some circumstances, have the effect of delaying, deferring or preventing a change in control without any action by stockholders.

Recommendation of the Board of Directors Concerning the Amendment to the Certificate of Incorporation to Increase the Number of Authorized Shares of Capital Stock

            The Board of Directors of the Company recommends a vote FOR the Approval of the Amendment to the Certificate of Incorporation to Increase the Number of Authorized Shares of Capital Stock. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxies a contrary choice.

             PROPOSAL NO. 3 - APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE NAME TO UPHONIA, INC.

            On September 26, 2005, the Board of Directors adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to change the Company's name to "Uphonia, Inc." If approved by the stockholders, the Company will file a Certificate of Amendment with the Secretary of State of the State of Delaware amending Article One of the Certificate of Incorporation for the Company to read in its entirety as follows:

                                   ARTICLE ONE

            The name of the corporation (hereinafter called the "Corporation") is Uphonia, Inc.

The Board of Directors of the Company believes that the change of the Company's name will better reflect the Company's business, enhance the Company's reputation, re-enforce the branding of its prepaid mobile phone service and leverage the marketing efforts undertaken on behalf of the UPHONIA(TM) brand.

Recommendation of the Board of Directors Concerning the Amendment to the Certificate of Incorporation to Change the Name of the Company to "Uphonia, Inc."

            The Board of Directors of the Company recommends a vote FOR the Approval of the Amendment to the Certificate of Incorporation to Increase Change the Name of the Company to "Uphonia, Inc." Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxies a contrary choice.

   PROPOSAL NO. 4 - APPROVAL OF ADOPTION OF 2004 SMARTSERV ONLINE, INC. STOCK
                                  OPTION PLAN

            The Board of Directors adopted (subject to stockholder approval) the SmartServ Online, Inc. 2004 Stock Option Plan (the "Plan") on November 29, 2004, a copy of which is attached to this Proxy Statement as Appendix B. The Plan authorizes a committee appointed by the Board of Directors (which may be the Company's Compensation Committee) to grant options to purchase the Company's Common Stock to employees of the Company and non-employee members of the Board of Directors. The purpose of the Plan is (i) to provide employees and non-employee directors of the Company an opportunity to acquire a larger personal financial interest in the Company through stock ownership, (ii) to provide an incentive for employees and non-employee directors to continue to promote the best long term interests of the Company and its stockholders by creating incremental stockholder value and enhancing its long-term performance and (iii) to provide an incentive for employees and non-employee directors to associate and remain associated with the Company.

            Due to the nature of the Plan, the benefits to be received by or allocated to any of the eligible participants, either individually or as a group, cannot be determined at this time, except for the conditional grants described below. On January 3, 2005, the Committee designated by the Board of Directors to administer the Plan ("Committee") granted, subject to stockholder approval of the Plan, options to purchase an aggregate of 8,000 shares of Common Stock at an exercise price of $2.50 per share to certain employees of the Company. The table below summarizes these conditionally granted stock options under the Plan. If this Proposal No. 4 is approved by stockholders, the remaining shares of Common Stock available for grant under the Plan will be used to make additional awards from time to time to eligible participants under the Plan.

                                New Plan Benefits
                             2004 Stock Option Plan

                               Number of Shares Underlying                                  Value of Options
                               Options Granted Subject to       Option Exercise            Granted Subject to
Name and Position              Stockholder Approval (#)(1)(2)   Price Per Share($)    Stockholder Approval ($)(3)
-----------------              ------------------------------   ------------------    ---------------------------
Named Executive Officer Group                   0                      n/a                        n/a

Executive Officer Group                         0                      n/a                        n/a

Non-Executive Officer                           0                      n/a                        n/a
  Director Group

Non-Executive Officer                       8,000                     $2.50                       $0
  Employee Group

----------

(1) These stock options were granted by the Committee subject to stockholder approval of the Plan. The stock options expire 5 years from the date of grant.
(2) These stock options vest and become exercisable, subject to stockholder approval, on January 3, 2005, the date approved by the Committee.
(3) This column represents the difference on September 26, 2005 between the closing market price of the Company's Common Stock ($.50) and the option exercise price.

            The following is a summary of the key provisions of the Plan.

            1. NUMBER OF SHARES. The aggregate number of shares reserved and available for grant under the Plan is 200,000 shares of Common Stock, adjusted for any stock dividend, stock split, recapitalization, reorganization or other subdivision or combination of the Common Stock, payment of a share dividend or other increase or decrease in the number of shares of the Common Stock outstanding effected without receipt of consideration by the Company.

            2. ADMINISTRATION. The Plan is required to be administered by a committee appointed by the Board (the "Committee"). Either (i) the Committee must consist of at least two individuals and each member of the Committee must qualify as a non-employee director within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder; or (ii) (A) at least two members of the Committee must qualify as such non-employee directors, (B) any member of the Committee who does not so qualify may not participate in any action of the committee with respect to the grant of any stock option under the Plan, and (C) the Plan shall be deemed to be administered by the full Board, the actions of the Committee under the Plan shall be deemed merely advisory to the Board, and the Board's approval shall be required for all actions of the Committee under the Plan, including without limitation the grant of each stock option. To the extent necessary or desirable (as may be determined by the Board) each member of the Committee shall also qualify as an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Compensation Committee of the Company administers the Plan and presently consists of Paul L. Melchiorre, John E. Goode and Paul J. Keeler.

            3. ELIGIBILITY. All employees of the Company and non-employee members of the Board are eligible to become participants in the Plan, as determined by the Committee from time to time. Management contemplates that as many as 14 employees and directors of the Company may participate in the Plan.

            4. EFFECTIVE DATE. If approved by the stockholders, the Plan will become effective as of November 29, 2004 ("Effective Date"). No stock option shall be granted before the Effective Date or more than ten years after the Effective Date.

            5. PLAN AWARDS. The Plan authorizes the Committee to award options to purchase a specified number of shares of Common Stock. Each award shall be evidenced by a written stock option agreement, which shall specify the terms and conditions of the grant, as determined by the Committee in its discretion, subject to the limitations set forth in the Plan. The exercise price of an option shall be the fair market value of the underlying shares on the date the option is awarded. No stock option shall be exercisable after the date that is ten years from the date the option is granted. Tax-qualified incentive stock options ("ISOs") may be awarded to participants who are employees of the Company, subject to the limitations described in the Plan. Non-qualified stock options ("NQOs") may be awarded to participants who are employees of the Company and also to members of the Board. As of September 26, 2005, the closing price of the Common Stock was $.50 per share.

            6. INTERPRETATION. The Committee has the power to interpret the Plan, prescribe, amend and rescind rules and regulations relating to the Plan, determine the terms and provisions of the respective stock options and make all other determinations it deems necessary or advisable for administration of the Plan. The determinations of the Committee on all matters regarding the Plan will be conclusive. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among individuals who receive or are eligible to receive stock options under the Plan, whether or not such individuals are similarly situated.

            7. AMENDMENTS AND TERMINATION. The Board may from time to time alter, amend or suspend the Plan, or may at any time terminate the Plan, except that it may not, without the approval of the stockholders of the Company, (i) increase the total number of shares of Common Stock available for grant under the Plan (except as otherwise provided in the Plan), (ii) modify the class of eligible employees under the Plan, or (iii) effect a change related to an ISO granted under the Plan that is inconsistent with Section 422 of the Code. Additionally, no action taken by the Board may materially and adversely affect an outstanding stock option without the consent of the holder of such option.

            8. DISSOLUTION, MERGER AND CONSOLIDATION. Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each stock option granted under the Plan shall expire as of the effective date of such transaction. However, the Committee is required to give at least 30 days' prior written notice of such an event to each optionee during which time he or she shall have a right to exercise his or her stock option and, subject to prior expiration pursuant to the terms thereof, each stock option shall be exercisable after receipt of such written notice prior to the effective date of such transaction. Upon a merger or consolidation of the Company in which the Company is not the surviving corporation, in lieu of such notice, each such stock option shall be converted to an option to acquire shares of the surviving corporation.

            9. TRANSFERABILITY. No stock option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, or subject to execution, attachment or similar process.

FEDERAL TAX CONSEQUENCES OF PLAN

            The following is a summary of the principal federal tax consequences of the Plan under the Code based on laws and regulations in effect on the date of this Proxy Statement, which laws and regulations are subject to change, and does not purport to be a complete description of the federal tax aspects of the Plan.

            A participant does not realize taxable income upon the award of a stock option. If the option qualifies as an ISO, the participant does not realize taxable income upon exercise of the option (except for purposes of the alternative minimum tax). The maximum value of shares of Common Stock (measured at the time of the award) subject to ISOs granted to any participant which can become exercisable in any calendar year is $100,000. Provided the participant holds the Common Stock for at least one year and until the end of the two-year period from the date the option was awarded, the gain or loss upon the sale of the Common Stock will be treated as capital gain or loss. If the participant sells the stock before satisfying both of these holding period requirements, this is known as a "disqualifying disposition." In the event of a disqualifying disposition, the lesser of (1) the excess of the fair market value of the Common Stock at the time of exercise over the exercise price, or (2) the excess (if any) of the fair market value of the Common Stock at the time of sale over the exercise price will be taxable to the participant as ordinary income. The Company will not be entitled to any tax deduction in connection with an ISO, except that the Company will be entitled to a deduction equal to the amount that is taxable to the participant as ordinary income as a result of a disqualifying disposition.

            If a stock option is an NQO, the participant will realize ordinary compensation income at the time of exercise equal to the excess of the fair market value of the Common Stock at the time of exercise over the exercise price, and the Company will be entitled to a tax deduction for the same amount.

Recommendation of the Board of Directors Concerning the SmartServ Online, Inc. 2004 Stock Option Plan

            The Board of Directors of the Company recommends a vote FOR Adoption of the SmartServ Online, Inc. 2004 Stock Option Plan. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxies a contrary choice.

  PROPOSAL NO. 5 - APPROVAL OF CONDITIONAL STOCK OPTION GRANTS TO CERTAIN KEY
                        EXECUTIVE OFFICERS AND DIRECTORS

            On July 18, 2005, the Board of Directors approved (subject to stockholder approval) the grant of non-qualified stock options to certain of its key executive officers and directors to purchase shares of the Company's Common Stock. In addition, the Board of Directors approved (subject to stockholder approval) the grant of non-qualified stock options to Robert B. Hartnett on September 15, 2005, the date of Mr. Hartnett's appointment as a director, The table below summarizes these conditionally granted stock options and provides other information as to the persons who received these stock options.

                                New Plan Benefits

                               Number of Shares Underlying                                 Value of Options
                               Options Granted Subject to     Option Exercise             Granted Subject to
Name and Position              Stockholder Approval (#)       Price Per Share ($)     Stockholder Approval ($)(1)
-----------------              ------------------------       -------------------     ---------------------------
Robert M. Pons                          4,681,233                   $0.50                          $0
  Chief Executive Officer,
  President and Director

Timothy G. Wenhold                      3,516,863                   $0.50                          $0
  Chief Operating Officer,
  and Executive
  Vice-President

Len von Vital                           2,890,616                   $0.50                          $0
  Chief Financial Officer

Paul J. Keeler                            737,654                   $0.50                          $0
  Chairman of the Board

John E. Goode                             259,062                   $0.50                          $0
  Director

Paul L. Melchiorre                        259,062                   $0.50                          $0
  Director

Robert B. Hartnett                        259,062                   $0.50                          $0
    Director

Executive Officer Group                12,344,490                   $0.50                          $0

Non-Executive Officer                   1,255,778                   $0.50                          $0
  Director Group

Non-Executive Officer                     470,592                   $0.50                          $0
  Employee Group

----------

(1) This column represents the difference on September 26, 2005 between the closing market price of the Company's Common Stock ($.50) and the option exercise price.

If the stock options listed in the table above are approved by the stockholders, the grant date of each such option shall be as of July 18, 2005, the date of approval by the Board of Directors. Each option grant will vest in three equal annual installments of one-third each beginning on the grant date and shall have a term of ten years. As of September 26, 2005, the closing price of the Common Stock was $.50 per share.

FEDERAL TAX CONSEQUENCES OF CONDITIONAL STOCK OPTION GRANTS.

            Neither the conditional grant of the stock options nor the shareholders' approval of those grants would or will result in the realization of any taxable income to the optionees. A grantee will realize ordinary compensation income at the time of exercise of his or her stock option equal to the excess of the fair market value of the Common Stock at the time of exercise over the exercise price, and the Company will be entitled to a tax deduction for the same amount.

Recommendation of the Board of Directors Concerning the Conditional Grant of Stock Options to Certain Key Executive Officers and Directors

            The Board of Directors of the Company recommends a vote FOR the Approval of the Conditional Grant of Stock Options to Certain Key Executive Officers and Directors. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxies a contrary choice.

                  PROPOSAL NO. 6 - RATIFICATION OF APPOINTMENT
                OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            The Audit Committee ("Audit Committee") of the Board of Directors has selected Carlin, Charron & Rosen, LLP ("Carlin Charron") to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2005. Carlin Charron performed the audit for the fiscal year ended December 31, 2004 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect in the Company or any of its subsidiaries, in any capacity. One or more representatives of Carlin Charron is expected to be present at this year's Annual Meeting of Stockholders with an opportunity to make a statement if he or she desires to do so and to answer appropriate questions with respect to that firm's examination of the Company's financial statements and records for the fiscal year ended December 31, 2004.

            Although the submission of the appointment of Carlin Charron is not required by the By-Laws of the Company, the Board is submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, the Audit Committee will not be bound to seek other independent registered public accounting firms for 2005, but the selection of other independent registered public accounting firms will be considered in future years.

Audit and Other Fees Paid to Independent Registered Public Accounting Firm

            The following table presents fees billed by Ernest & Young ("E&Y") and Grant Thornton, LLP ("Grant Thornton") for professional services rendered to the Company in fiscal years ended December 31, 2004 and December 31, 2003.

            Services Rendered*        Fiscal 2003     Fiscal 2004
            -----------------         -----------     -----------

            Audit Fees                $    101,910    $    237,572
            Audit-Related Fees        $          0    $          0
            Tax Fees                  $          0    $     11,244
            All Other Fees            $          0    $          0

----------

* E&Y served as the Company's independent auditors during fiscal year 2002 and until November 6, 2003. Grant Thornton served as the Company's independent registered public accounting firm from November 24, 2003 until December 15, 2004 and performed the audit for fiscal year 2003. Carlin Charron was engaged as our new independent registered public accounting firm on December 15, 2004 and performed the audit for fiscal year 2004. Carlin Charron did not bill any fees to the Company in fiscal year 2004. See "Changes in Certifying Accountant" below for more details.

Audit Fees

            The audit fees are billed for professional services rendered for the audit of the Company's annual financial statements, the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB, and services provided in connection with SEC registration statements. Of the fiscal 2004 amount, $221,072 was billed by Grant Thornton relating to its audit of the Company's annual financial statements, it review of Quarterly Reports in Form 10-QSB for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, services provided in connection with SEC registration statements and meeting with the Company's Audit Committee. The remaining amount, $16,500 was billed by E&Y. Of the fiscal 2003 amount, $11,910 was billed by Grant Thornton relating to its review of the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2003 and meeting with the Audit Committee, and the remaining $60,000 billed by Grant Thornton relates to its audit of the Company's financial statements for the fiscal year ended December 31, 2003. All other amounts were billed by E&Y.

Audit-Related Fees

            The Company did not incur any audit-related fees from its independent auditors for fiscal year 2003 or 2004.

Tax Fees

            The tax fees billed in fiscal year 2004 consist principally of preparing United States federal, state and local income tax returns for the tax year ended December 31, 2003.

All Other Fees

            The Company did not incur any fees from its independent auditors for any other services (other than audit services, audit-related services and tax services) in fiscal year 2003 or 2004.

Changes in Certifying Accountant

2004

            On December 20, 2004, the Audit Committee of the Board of Directors of the Company selected Carlin Charron as its new independent registered public accounting firm, in replacement of Grant Thornton. On December 15, 2004, Grant Thornton advised the Company that it declined to stand for re-election as the Company's independent registered public accounting firm.

            During the Company's fiscal year ended December 31, 2003 and the subsequent interim period from January 1, 2004 through December 14, 2004, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company's consolidated financial statements.

            The audit report issued by Grant Thornton on the consolidated financial statements of the Company as of and for the year ended December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles.

            The Company provided Grant Thornton with a copy of the disclosure in the Company's Current Report on Form 8-K/A filed with the SEC on January 10, 2005, which disclosure is not materially different than the disclosure contained herein, and requested that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether Grant Thornton agrees with such statements, and if not, stating in which respects it does not agree. A copy of Grant Thornton's letter, dated January 10, 2005, was filed as Exhibit 16.1 to the Company's Current Report on Form 8-K/A filed with the SEC on January 10, 2005.

            During the Company's 2002 and 2003 fiscal years and the interim period during 2004, the Company did not consult Carlin Charron regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements.

2003

            On November 6, 2003, the Company received a letter from E&Y in which it advised the Company that E&Y was resigning as the Company's independent auditors. Prior to receipt of such letter, the Audit Committee had authorized management to seek to retain another accounting firm.

            The report of E&Y on the Company's consolidated financial statements as of and for the fiscal years ended December 31, 2001 and 2002 contained a "going concern opinion," questioning the Company's ability to continue as a going concern, but did not contain any other adverse opinion or disclaimer of opinion, nor was the report modified as to audit scope or accounting principles. In connection with its audit for the fiscal year ended December 31, 2002, and during the subsequent interim period from January 1, 2003 through November 6, 2003, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if they had occurred and not been resolved to the satisfaction of E&Y, would have caused E&Y to make reference to such disagreements in its reports on the consolidated financial statements for such years.

            E&Y furnished a letter to the SEC stating its agreement with certain statements made in the Company's Current Report on Form 8-K filed with the SEC on November 14, 2003, which statements are not materially different than the statements made herein. A copy of E&Y's letter, dated November 13, 2003, was filed as Exhibit 16.1 to the Company's Current Report on Form 8-K filed with the SEC on November 14, 2003.

            On November 24, 2003, the Company engaged Grant Thornton as its independent auditors for the fiscal year ending December 31, 2003. The decision to engage Grant Thornton was approved by the Audit Committee and the Board of Directors.

            During the Company's 2001 and 2002 fiscal years and subsequent interim period through November 24, 2003, the Company did not consult with Grant Thornton regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, (2) the type of audit opinion that might be rendered on our financial statements, or (3) any other matter that was the subject of a disagreement or a reportable event as set forth in Item 304(a)(i)(iv) of Regulation S-B of the SEC.

            Grant Thornton reviewed the disclosures contained in a Form 8-K filed by the Company on December 2, 2003 regarding its appointment. The Company advised Grant Thornton that it had the opportunity to furnish the Company with a letter addressed to the SEC concerning any new information, clarifying the Company's disclosures in such Form 8-K, or stating any reason why Grant Thornton does not agree with any statements made by the Company in such Form 8-K. Grant Thornton advised the Company that nothing had come to its attention which would cause it to believe that any such letter was necessary.

Pre-Approval Policy for Services by Independent Registered Public Accounting
Firm

            The Company's Audit Committee has implemented procedures for the preapproval of all engagements of the independent registered public accounting firm for both audit and permissible non-audit services. Under these procedures, all services provided by the independent registered public accounting firm must be approved by the Audit Committee prior to the commencement of the services. During 2004, no audit or non-audit services performed by the Company's independent auditors were conducted and not pre-approved.

Recommendation of the Board Concerning the Ratification of Appointment of Independent Registered Public Accounting Firm

            The Board of Directors of the Company recommends that stockholders vote FOR the ratification of the appointment of Carlin, Charron & Rosen, LLP as the Company's independent registered public accounting firm for the 2005 fiscal year. Proxies received by the Board of Directors will be so voted unless stockholders specify in their proxies a contrary choice.

                                 OTHER BUSINESS

            Management knows of no other matters that will be presented at the Annual Meeting of Stockholders. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                              STOCKHOLDER PROPOSALS

            Stockholder proposals intended to be included in the Company's proxy statement for presentation at the 2006 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, must be received by the Company's Chief Financial Officer at 2250 Butler Pike, Suite 150, Plymouth Meeting, PA 19462 on or before July [7], 2006, to be eligible for inclusion in such proxy statement.

            If notice of a stockholder proposal intended to be presented at the 2006 Annual Meeting of Stockholders is not received by the Company on or before September [20], 2006 (whether or not the stockholder wishes the proposal to be included in the proxy statement for such Annual Meeting), the Company (through management proxy holders) may exercise discretionary voting authority on such proposal when and if the proposal is raised at the Annual Meeting without any reference to the matter in the proxy statement.

                                   FORM 10-KSB

            A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 ACCOMPANIES THIS PROXY STATEMENT. THE COMPANY WILL FURNISH TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-KSB, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH EXHIBIT(S) SHOULD BE DIRECTED TO LEN VON VITAL, CHIEF FINANCIAL OFFICER, AT THE COMPANY'S PRINCIPAL ADDRESS AS SHOWN ON THE COVER PAGE OF THIS PROXY STATEMENT.

                                        By Order of the Board of Directors

                                        Robert M. Pons
                                        President and
                                        Chief Executive Officer

Date: October ___, 2005
Plymouth Meeting, PA

                                   APPENDIX A

                                 CHARTER OF THE
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                            OF SMARTSERV ONLINE, INC.

PURPOSE

      The primary function of the Audit Committee is to assist the Board of Directors (the "Board") of SmartServ Online, Inc. (the "Corporation") in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

      o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

      o Review and appraise the audit efforts of the Corporation's independent accountants.

      o Provide an open avenue of communication among the independent accountants, financial and senior management.

The Audit Committee will fulfill these responsibilities by carrying out the activities enumerated in this Charter and such other activities consistent with this Charter as may from time to time be necessary or appropriate.

COMPOSITION

      The Audit Committee shall be comprised of three or more members of the Board as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. For purposes of this Charter, the definition of independent directors will be based on the Nasdaq rules for audit committees, as amended. All members of the -Audit Committee must be able to read and understand fundamental financial statements, and at least one member of the Committee must have past employment experience in finance or accounting or other comparable experience or background.

The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve at the pleasure of the Board or until their successors shall be duly elected and qualified. Unless a chairman of the Audit

Committee (the "Chairman") is elected by the Board, the members of the Committee may designate a Chairman by majority vote of the full Audit Committee membership.

MEETINGS

      The Audit Committee shall meet from time to time as called by the Chairman or as requested by the independent accountants. The Audit Committee may ask members of management or others to attend meetings of the Audit Committee and provide pertinent information as necessary. As part of its responsibility to foster open communication, the Audit Committee shall meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately. In addition, the Audit Committee or its Chairman shall discuss with management the Corporation's quarterly financial statements consistent with its duties and responsibilities as defined below. The Audit Committee shall maintain minutes or other records of meetings and activities of the Audit Committee.

RESPONSIBILITIES AND DUTIES

      The duties of the Audit Committee shall include the following:

Documents/Reports Review

Review this Charter periodically and at least annually and update this Charter as conditions dictate.

Review with the independent accountants, prior to its filing or prior to its release, as the case may be, the Corporation's Annual Report on SEC Form 10-KSB.

Review with the independent accountants the Corporation's interim financial statements to be included in the Corporation's Quarterly Report on SEC Form l0-QSB and the matters required to be discussed by Statement of Auditing Standards No. 61 as it may be modified or supplemented. The Chairman may represent the entire Audit Committee for purposes of this review.

Review such other reports or other financial information submitted to the Securities and Exchange Commission or the public as the Audit Committee shall deem appropriate. The Chairman may represent the entire Audit Committee for purposes of this review.

Independent Accountants

Recommend to the Board the selection of the independent accountants for each fiscal year, confirm and assure their independence and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Audit Committee should review and discuss with the accountants all significant relationships which effect the accountants' independence.

Recommend to the Board the advisability of having the independent public accountants make specified studies and reports as to auditing matters, accounting procedures, tax or other matters.

Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

Review all reports and all significant communications between the independent public accountants and the Corporation's management, including the management recommendation letter.

Periodically consult with the independent accountants out of the presence of management about internal controls and the completeness and accuracy of the Corporation's financial statements.

Financial Reporting Processes

In consultation with the independent accountants, review the integrity of the Corporation's financial reporting processes, both internal and external.

Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants or management.

Determine the appropriateness of an internal audit function and authorize its establishment.

Process Improvement

Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

Following completion of the annual audit, review separately with each of management and the independent accountants any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

Review any significant disagreement among management and the independent accountants in connection with the preparation of any of the Corporation's financial statements.

Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

Ethical and Legal Compliance

Review the Corporation's policy as to business conduct (the "Policy") and ensure that management has established a system to enforce the Policy.

Review management's monitoring of the Corporation's compliance with the Policy and ensure that management has the proper review system in place to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

Review activities, organizational structure and qualifications of the internal auditing department.

Review, with the Corporation's counsel, legal compliance matters including corporate securities trading policies.

Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

The Audit Committee may retain independent counsel, accountants or others to assist it in the conduct of any investigation.

                                   APPENDIX B

                             2004 STOCK OPTION PLAN
                                       OF
                             SMARTSERV ONLINE, INC.

      1. Purpose. The purpose of this Plan is: (i) to provide Employees and Non-Employee Directors of the Company and its Subsidiaries an opportunity to acquire a larger personal financial interest in the Company through common stock ownership, (ii) to provide an incentive for Employees and Non-Employee Directors to continue to promote the best long term interests of the Company and its shareholders by creating incremental shareholder value and enhancing its long-term performance, and (iii) to provide an incentive for Employees and Non-Employee Directors to associate or remain associated with the Company. Some or all of the Stock Options granted to Employees (but not Non-Employee Directors) pursuant to this Plan may, but need not, be structured to qualify as Incentive Stock Options.

      2. Definitions. The following definitions shall apply for purposes of this Plan and any agreement relating to a Stock Option:

            (a) "Board" shall mean the Board of Directors of the Company.

            (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

            (c) "Committee" shall mean the committee of Board members appointed to administer the Plan pursuant to Section 3(a), below, or, if applicable pursuant to Section 3(a), the Board. In cases where the Board administers the Plan, references to the Committee shall be deemed to refer to the Board, except that the Board shall not be subject to the requirements applicable to the Committee under Section 3(a).

            (d) "Common Stock" shall mean shares of common stock, $.01 par value, issued by SmartServ Online, Inc. or such class of shares to which such shares are converted hereafter.

            (e) "Company" shall mean SmartServ Online, Inc.

            (f) "Effective Date" shall mean the date on which this Plan, as hereby amended and restated, is approved by the Board.

            (g) "Employee" shall mean an individual who is an employee of the Company or a Subsidiary under general common law principles. An individual who is an "Employee," as so defined, may also be a member of the Board or the Board of Directors of a Subsidiary (but not a Non-Employee Director).

            (h) "Incentive Stock Option" or "ISO" shall mean a Stock Option that qualifies under section 422 of the Code.

            (i) "Non-Employee Director" shall mean a member of the Board or the board of directors of a Subsidiary who is not an Employee.

            (j) "Non-Qualified Option" shall mean a Stock Option granted under this Plan that is not an Incentive Stock Option.

            (k) "Plan" shall mean the 2004 Stock Option Plan of SmartServ Online, Inc., as evidenced hereby, or as amended from time to time.

            (l) "Stock Option" shall mean an option issued pursuant to this Plan.

            (m) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of a Stock Option, each of the corporations other than the last corporation in the chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      3. Administration.

            (a) Committee; Board Approval. The Plan shall be administered by a Committee appointed by, and which serves at the discretion of, the Board. The Board may designate the Company's Compensation Committee as the "Committee" hereunder provided the Compensation Committee meets the requirements of this Section. Notwithstanding any other provision of the Plan, at all times one of the following two provisions shall apply: (i) the Committee shall consist of at least two individuals and each member of the Committee shall qualify as a "non-employee director," within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder; or (ii) (A) at least two members of the Committee must qualify as such non-employee directors, (B) any member of the Committee who does not so qualify may not participate in any action of the Committee with respect to the grant of any Stock Option under the Plan, and (C) the Plan shall be deemed to be administered by the full Board, the actions of the Committee under the Plan shall be deemed merely advisory to the Board, and the Board's approval shall be required for all actions of the Committee under the Plan, including without limitation the grant of each Stock Option. To the extent necessary or desirable (as may be determined by the Board from time to time) each member of the Committee shall also qualify as an "outside director" under Section 162(m) of the Code and the regulations issued thereunder. The members of the Committee shall meet such additional criteria as may be necessary or desirable to comply with regulatory or stock exchange rules or exemptions. The Company shall pay all reasonable expenses of the Committee.

            (b) Powers. Within the limits of the express provisions of the Plan, the Committee shall determine: (i) the Employees and Non-Employee Directors to whom Stock Options hereunder shall be granted, (ii) the time or times at which such Stock Options shall be granted, (iii) the amount and form of any Stock Options, including, but not limited to, whether any Stock Option granted to an Employee is structured to be an ISO, and (iv) the limitations, restrictions and conditions applicable to any Stock Option granted to any Employee or Non-Employee Director, including, but not limited to, whether the right to exercise any Stock Option, in whole or in part, will be subject to a vesting schedule. In making such determinations, the Board may take into account the nature of the services rendered by such Employees, or Non-Employee Directors or classes thereof, their present and potential contributions to the Company's success and such other factors as the Board in its discretion shall deem relevant.

            (c) Interpretations. Subject to the express provisions of the Plan, the Committee may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, determine the terms and provisions of the respective Stock Options and make all other determinations it deems necessary or advisable for the administration of the Plan.

            (d) Determinations. The determinations of the Committee on all matters regarding the Plan shall be conclusive.

            (e) Nonuniform Determinations. The Committee's determinations under the Plan including without limitation, selection of the individuals to receive Stock Options, the terms and provisions of Stock Options thereof and the agreements evidencing the same, need not be uniform and may be made by it selectively among individuals who receive or are eligible to receive Stock Options under the Plan, whether or not such individuals are similarly situated.

      4. Maximum Limitations. The aggregate number of shares of Common Stock available for grants of Stock Options under the Plan is 200,000 shares, subject to adjustment pursuant to Section 8, below. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that, prior to the end of the period during which Stock Options may be granted under the Plan, any Stock Option under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares theretofore subject to such Stock Option, or the unexercised, terminated, forfeited or unearned portion thereof, shall be added to the remaining number of shares of Common Stock available for grant as a Stock Option under the Plan, including a grant to a former holder of such Stock Option, upon such terms and conditions as the Committee shall determine, which terms may be more or less favorable than those applicable to such former Stock Option.

      5. Conditions of Options. Any Stock Option granted pursuant to this Plan shall, by its terms, be subject to the following limitations and conditions:

            (a) Option Price. The option price for each Stock Option shall be the fair market value of the number of shares of Common Stock subject thereto at the time of the grant thereof.

            (b) Term of Option. No Stock Option shall be exercisable after the date that is 10 years from the date it is granted.

            (c) Time of Grants. No Stock Option shall be granted before the Effective Date or more than 10 years after the Effective Date.

      6. Exercise of Stock Options.

            (a) In General. Subject to Section 5, above, Stock Options shall be subject to such terms and conditions, shall be exercisable at such time or times, and shall be evidenced by such form of written option agreement between the optionee and the Company as the Committee shall determine; provided that such determinations are not inconsistent with the other provisions of the Plan, and with Section 422 of the Code in the case of an ISO.

            (b) Manner of Exercise of Options and Payment for Common Stock. Stock Options may be exercised by an optionee by giving written notice to the Corporate Secretary of the Company stating the number of shares of Common Stock with respect to which the Stock Option is being exercised and tendering payment therefor. At the time that a Stock Option granted under the Plan, or any part thereof, is exercised, payment for the Common Stock issuable thereupon shall be made in full in cash or by certified check or, if permitted by the terms of the Stock Option, in shares of Common Stock of the Company (the number of such shares paid for each share subject to the Stock Option, or part thereof, being exercised shall be determined by dividing the option price by the fair market value per share of the Common Stock on the date of exercise). In addition, if the terms of a Stock Option so provide, the optionee may pay the exercise price by directing the Company to withhold from those shares of Common Stock that would otherwise be received upon the exercise of the Stock Option that number of shares of Common Stock having an aggregate fair market value as of the date of exercise equal to the Stock Option's exercise price, or the applicable portion of the Stock Option's exercise price if the Stock Option is not exercised in full. The shares of Common Stock so withheld shall not be deemed to have been issued for purposes of the aggregate-share limitation set forth in Section 4, above. As soon as reasonably possible following such exercise, a certificate representing shares of Common Stock purchased, registered in the name of the optionee, shall be delivered to the optionee.

            (c) Exercise During First Six Months. A Stock Option may be exercised during the first six months of its term only to the extent that its exercise would not violate the provisions of Section 16 of the Securities and Exchange Act of 1934 and the applicable regulations thereunder, as amended.

      7. Transferability. No Stock Option may be transferred, assigned, pledged or hypothecated (whether by operation of law or otherwise), except as provided by will or the applicable laws of descent or distribution, or subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of a Stock Option, or levy of attachment or similar process upon the Stock Option not specifically permitted herein shall be null and void and without effect. A Stock Option may be exercised only by an Employee or Non-Employee Director during his or her lifetime, or by his or her estate or the person who acquires the right to exercise such Stock Option upon his or her death by bequest or inheritance, to the extent permitted by the terms of the Stock Option.

      8. Adjustment Provisions. The aggregate number of shares of Common Stock with respect to which Stock Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Stock Option, and the option price per share of each such Stock Option, may all be appropriately adjusted as the Committee shall determine for any increase or decrease in the number of shares of issued Common Stock resulting from a division or consolidation of shares, whether through reorganization, recapitalization, stock split, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company.

      9. Dissolution, Merger and Consolidation. Upon the dissolution or liquidation of the Company, or upon a merger or consolidation of the Company in which the Company is not the surviving corporation, each Stock Option granted hereunder shall expire as of the effective date of such transaction; provided, however, that the Committee shall give at least 30 days' prior written notice of such event to each optionee during which time he or she shall have a right to exercise his or her wholly or partially unexercised Stock Option (without regard to installment exercise limitations, if any) and, subject to prior expiration pursuant to the terms thereof, each Stock Option shall be exercisable after receipt of such written notice and prior to the effective date of such transaction; provided further, however, that upon a merger or consolidation of the Company in which the Company is not the surviving corporation, in lieu of such notice, each such Stock Option shall be converted to an option to acquire shares of the surviving corporation, the number of which shall be based on the relative values of the Common Stock and such surviving corporation's common stock on the date of such merger or consolidation.

      10. Incentive Stock Options. Some or all of the Stock Options granted to Employees pursuant to this Plan may be options which are intended to be ISOs. Only those Stock Options which, by their terms, are expressly intended to qualify as ISOs shall be considered as such. In addition to the other provisions of this Plan, the provisions of this Section 10 apply to grants of ISOs hereunder. In the event of a conflict between any provision of this Section 10 and provision of any other Section of this Plan, the provision of this Section 10 shall prevail.

            (a) Identity of Optionees. ISOs may be granted only to Employees (and not Non-Employee Directors).

            (b) More-than-10% Shareholders. No Employee may receive an ISO under the Plan if such Employee, at the time the Stock Option is granted, owns, directly or indirectly within the meaning of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any subsidiary (as defined in Section 424(f) of the Code) thereof, unless the option price for such ISO is at least 110% of the fair market value of the Common Stock subject to such ISO on the date of grant and such ISO is not exercisable after the date that is five years from the date such Stock Option is granted.

            (c) Limitation on Amounts. The aggregate fair market value (determined with respect to each ISO as of the date of grant) of the capital stock with respect to which ISOs are exercisable for the first time by an Employee during any calendar year (under this Plan or any other plan of the Company or any Subsidiary) shall not exceed $100,000.

            (d) Shareholder Approval. No Stock Option shall qualify as an ISO unless within 12 months of the Effective Date, this Plan has been approved by shareholders of the Company in accordance with all applicable provisions of the Company's corporate charter, bylaws and applicable State law prescribing the method and degree of shareholder approval required for the issuance of corporate stock or options. If the applicable State law does not prescribe a method and degree of shareholder approval, the Plan must be approved by a majority of the votes cast at a duly convened meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the Plan, or by a method and degree that would be treated as adequate under applicable State law in the case of an action requiring shareholder approval.

      11. Miscellaneous.

            (a) Legal and Other Requirements. The obligation of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act of 1933 if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may be legended as the Committee shall deem appropriate.

            (b) No Obligation To Exercise Stock Options. The granting of a Stock Option shall impose no obligation upon an optionee to exercise such Stock Option.

            (c) Termination and Amendment of Plan. The Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend or suspend the Plan, or may at any time terminate the Plan, except that it may not, without the approval of the shareholders of the Company as described in Section 10(d), above: (i) increase the total number of shares of Common Stock available for grant under the Plan except as provided in Section 8, above; (ii) modify the class of eligible Employees under the Plan; or (iii) effect a change relating to an ISO granted hereunder that is inconsistent with
Section 422 of the Code. No action taken by the Board under this Section, either with or without the approval of the shareholders of the Company, may materially and adversely affect any outstanding Stock Option without the consent of the holder thereof.

            (d) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Stock Options will be used for general corporate purposes.

            (e) Withholding Taxes. Upon the exercise of any Stock Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements (if any) then applicable prior to the delivery of any certificate or certificates for shares of Common Stock. An optionee may elect to have the Company withhold from those shares of Common Stock that would otherwise be received upon the exercise of any Stock Option a number of shares having a fair market value equal to the minimum (and not more than the minimum) statutory amount necessary to satisfy the Company's applicable federal, state, local and foreign income and employment tax withholding obligations in connection with the exercise of the Stock Option. Upon the disposition of any Common Stock acquired by the exercise of a Stock Option, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements (if any) then applicable as a condition to the registration of the transfer of such Common Stock on its books. Whenever under the Plan payments are to be made by the Company in cash or by check, such payments shall be net of any amounts sufficient to satisfy all federal, state and local withholding tax requirements.

            (f) Right To Terminate Employment or Service as a Director. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Employee or Non-Employee Director the right to continue in the employment or other service of the Company or any Subsidiary, or affect any right which the Company or any Subsidiary may have to terminate the employment or service of such Employee or Non-Employee Director.

            (g) Rights as a Shareholder. No optionee shall have any right as a shareholder with respect to shares of Common Stock subject to a Stock Option unless and until certificates for such shares are issued to him or her.

            (h) Leaves of Absence and Disability. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Employee or Non-Employee Director. Without limiting the generality of the foregoing, the Board shall be entitled to determine: (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on Stock Options granted under the Plan theretofore made to any Employee or Non- Employee Director who takes such leave of absence.

            (i) Fair Market Value. Whenever the fair market value of Common Stock is to be determined under the Plan as of a given date, such fair market value shall be: (i) if the Common Stock is traded on the over-the-counter market, the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the trading day immediately preceding such given date; (ii) if the Common Stock is listed on a national securities exchange, the average of the closing prices of the Common Stock on the composite tape for the trading day immediately preceding such given date; and (iii) if the Common Stock is neither traded on the over-the-counter market nor listed on a national securities exchange, such value as the Committee, in good faith, shall determine. Notwithstanding any provision of the Plan to the contrary, no determination made with respect to the fair market value of Common Stock subject to an ISO shall be inconsistent with Section 422 of the Code.

            (j) Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Company on the date it is personally delivered to the Corporate Secretary of the Company at its principal executive offices or three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Corporate Secretary at such offices, and shall be deemed delivered to an optionee on the date it is personally delivered to him or her or three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company.

            (k) Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Stock Options granted hereunder shall be determined in conformity with the laws of the Commonwealth of Pennsylvania, to the extent not superseded by federal law.

            (l) Elimination of Fractional Shares. If under any provision of the Plan which requires a computation of the number of shares of Common Stock subject to a Stock Option, the number so computed is not a whole number of shares of Common Stock, such number of shares of Common Stock shall be rounded down to the next whole number.


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